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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Southwestern Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Southwestern Energy Company
2350 N. Sam Houston Parkway East, Suite 125
Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON MAY 10, 2007

The Annual Meeting of Stockholders of Southwestern Energy Company (the “Company”) will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, on Thursday, the 10th day of May, 2007, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1) The election of six (6) directors to serve until the 2008 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(2) The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007; and

(3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

The Company’s 2006 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet.

You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

March 28, 2007

PROXY STATEMENT QUESTIONS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Stockholders who own shares of common stock as of March 16, 2007 may vote at the meeting. There were 169,102,499 shares of common stock outstanding on that date.

WHEN WERE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO STOCKHOLDERS?

This Proxy Statement and accompanying proxy are first being sent, or given, to stockholders on or about March 28, 2007.

WHAT AM I VOTING ON, AND WHAT ARE THE BOARD’S RECOMMENDATIONS?

You are voting on the following:

•	the election of six (6) directors; and

•	the ratification of PwC as the Company’s independent registered public accounting firm for fiscal year 2007.

The Board recommends a vote “FOR” the election of six (6) directors and “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for 2007.

WHAT CONSTITUTES A QUORUM OF STOCKHOLDERS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the record date. Since there were 169,102,499 shares of common stock outstanding on March 16, 2007, the record date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of stockholders entitled to vote at least 84,551,250 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

Directors are elected by a plurality of all the votes cast. Because six directors are being elected, this means that the six nominees who receive the highest number of votes will be elected.

HOW MANY VOTES DOES IT TAKE TO RATIFY THE APPOINTMENT OF PwC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007?

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for fiscal year 2007 will be approved if a majority of the number of shares represented in person or by proxy vote in favor of its adoption. Abstentions are counted as shares voting on the proposal, thus having the effect as a vote against the proposal. Broker non-votes are not counted as shares voting on this proposal.

HOW DO I VOTE?

You may vote your shares in person at the Annual Meeting or by proxy. Since many of our stockholders are unable to attend the meeting in person, we send proxy cards and offer electronic and telephone voting to all of our stockholders to enable them to direct the voting of their shares. If your shares are held by your broker in “street name,” your broker will provide you with materials and instructions for voting your shares.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares in the election of directors and the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2007. If you do not provide instructions to your broker on how to vote your shares, and your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the six (6) director nominees and “FOR” each additional proposal set out above. Also, your proxy card or a vote by you via phone or Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

Step 1

a.  Proposal No. 1

Election of a board of six directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, you check the box marked “FOR” opposite the name of the director. To withhold your vote from a director, mark the box “WITHHELD” opposite the name of the director.

b.  Proposal No. 2

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2007.

To vote for Proposal No. 2, you check the box marked “FOR.” If you are opposed to the proposal, check the box, “AGAINST.” If you are unsure how to vote, mark the box “ABSTAIN.”

Step 2

Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED AS “FOR” ALL PROPOSALS SET OUT ABOVE.

Step 3

Mail your proxy card in the pre-addressed, postage-paid envelope.

HOW DO I VOTE BY TELEPHONE?

Record holders may submit proxies by following the “Vote-by-Telephone” instructions on their proxy cards.

Stockholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “Vote-by-Internet” instructions on their proxy cards. Stockholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Southwestern Energy Company, on behalf of the Board of Directors, through its officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $7,500 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, six (6) directors are to be elected to serve until the next Annual Meeting or until their respective successors are duly elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the stockholders for the election of the nominees named below. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as the Board of Directors may recommend. The Company has no knowledge that any nominee will be unavailable for election. Directors are elected by plurality vote.

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has proposed the nominees set forth below for election as directors. All nominees for director are presently directors of the Company. Certain information concerning the nominees is set forth below.

Nominees for Election

LEWIS E. EPLEY, JR. — Mr. Epley is a retired Attorney at Law and a private investor. He is a member of the Arkansas Bar Association and served as President of the Carroll County Bar Association in Arkansas and Special Associate Justice of the Supreme Court of Arkansas. He has served as a director of the Bank of Eureka Springs since 1964, and has been the Vice Chairman of its Board of Directors since 1993. He is a former Chairman and member of the Board of Trustees of the University of Arkansas and a former President and former director of the Northwest Arkansas Radiation Therapy Institute (NARTI). He is currently a director and former Chairman of the University of Arkansas Foundation, Inc.; and a director of the University of Arkansas Alumni Association. He also formerly served as a member of the NARTI Foundation Board. Mr. Epley is 70 years old and was first elected to the Company’s Board of Directors in 1998.

ROBERT L. HOWARD — Mr. Howard is a retired Vice President of Shell Oil Company. From 1991 to 1995, he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc. and Shell Offshore, Inc. In these positions, he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard’s 36 years with Shell, he held various positions within Shell’s exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998. Mr. Howard served as a director of Ocean Energy, Inc. from 1996 to April 2003, at which time Ocean Energy, Inc. was acquired by Devon Energy Corp. Since April 2003, Mr. Howard has served as a director of Devon Energy Corp., one of the Company’s competitors, where he is the chairman of the Reserve Committee. Mr. Howard has also served since 1997 as a director for McDermott International, Inc. of New Orleans, Louisiana, where he is the chairman of the Nominating and Governance Committee. Mr. Howard is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. He is 70 years old and first became a director of the Company in 1995.

HAROLD M. KORELL — Mr. Korell is the President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named Chief Executive Officer effective January 1, 1999. Mr. Korell was elected Chairman of the Board May 16, 2002. Mr. Korell is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., Southwestern Energy Midstream Services Company, DeSoto Drilling, Inc. and Diamond “M” Production Company. Previously, Mr. Korell was Senior Vice President — Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production. Prior to that time, he held various positions with Mobil Corporation. Mr. Korell is 62 years old and first became a director of the Company in 1998.

VELLO A. KUUSKRAA — Mr. Kuuskraa is the President and Chairman of the Board of Advanced Resources International, Inc., a privately held geological and engineering technical services company, located in Arlington, Virginia. He is internationally recognized for his work in unconventional gas resources, energy economics, supply modeling, and new oil and gas recovery technologies. Mr. Kuuskraa served on the United States Secretary of Energy’s Natural Gas Supply Task Force, was a member of the National Academy of Sciences Study Committee for defining the National Energy Modeling System, and has testified before the Federal Energy Regulatory Commission on the outlook for natural gas supplies. He has published over 100 technical papers, reports and presentations on energy resources and future natural gas supplies. Mr. Kuuskraa is a recognized expert on the technologies of tight gas and shale gas recovery. He is also a recognized expert on the technologies of coalbed methane and enhanced oil recovery and their adaptation for carbon dioxide sequestration. Mr. Kuuskraa is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Kuuskraa is 66 years old and was first elected to the Company’s Board of Directors in 2003.

KENNETH R. MOURTON — Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas, of which he is the Managing Principal Attorney, and he is an inactive certified public accountant. Mr. Mourton also owns and operates several businesses in various states related to beer distribution, lodging, warehousing and travel. He is the Chairman of the Razorback Foundation and is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 56 years old and was first elected to the Company’s Board of Directors in 1995.

CHARLES E. SCHARLAU — Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He began his career as the Company’s legal counsel in 1951 and was involved in all facets of the Company’s business for over 47 years. In 1966, he was named Executive Vice President and first elected a director of the Company. In 1972, he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the law firm of Conner & Winters, LLP and was a consultant to the Company through May 2005. He has been a director of Ablest, Inc., Clearwater, Florida, since 1980; and a member and past chairman of the Executive Committee for the Northwest Arkansas Council since 1999. He is also a director of Arvest Bank, Fayetteville, Arkansas and the Razorback Foundation. He is a former member and past chairman of the Board of Trustees of the University of Arkansas. Mr. Scharlau is also a director of the Company’s subsidiaries, Southwestern Energy Production Company, SEECO, Inc., DeSoto Drilling, Inc. and Diamond “M” Production Company. Mr. Scharlau is 79 years old.

CORPORATE GOVERNANCE

We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules and regulations of the Securities and Exchange Commission (the “SEC”) and all new and proposed listing and compliance standards of the New York Stock Exchange (the “NYSE”), on which our common stock is listed, in order to ensure compliance with all applicable requirements. The corporate governance polices implemented by us in order to meet these requirements are available on our website, www.swn.com, under the section “Corporate Governance” and include our:

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Retirement Committee Charter;

•	Corporate Governance Guidelines;

•	Business Conduct Guidelines;

•	Code of Ethics for § 406 Officers;

•	Confidential Complaint Procedures for Questionable Accounting Practices;

•	Nonretaliation Policy; and

•	Procedures for Contacting the Board/Presiding Director.

Copies of these documents are also available in print free of charge to any stockholder upon request to our Investor Relations Department located at our corporate headquarters and reachable at (281) 618-4700.

Identifying and Evaluating Nominees for Director

The Nominating and Governance Committee of our Board of Directors has been delegated the responsibility of selecting candidates for Board membership and for extending invitations to join the Board of Directors. The Nominating and Governance Committee is responsible for screening candidates (in consultation with the Chief Executive Officer), for establishing criteria for nominees and for recommending to the Board a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. After a concurrent review of all candidates by the Committee and the Chief Executive Officer, the Chairman of the Board (who presently is also our CEO) interviews the potential candidates selected by the Committee and Chief Executive Officer, and reports his conclusions to the Committee, together with a recommendation of final candidates for interview by the members of the Committee. The Nominating and Governance Committee then interviews the final candidates and recommends to the full Board candidates for election based upon the results of the interview. Final approval of any candidate is made by the full Board of Directors. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards.

The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. Candidates for membership on the Board may be suggested by any director or stockholder, and the Board may retain professional search firms. Stockholders may nominate candidates for directors by following the procedures described below under “Stockholder Nominations.”

Selection Criteria for Nominees for Directors

Each member of the Board is expected to bring a unique and valuable perspective to the governance of the Company. When these unique skill sets are combined in an environment of interaction and respect, they provide the overall skill set of the Board and provide a strong governance structure. Our Corporate Governance Guidelines, which are available on our website at www.swn.com under “Corporate Governance,” set forth certain criteria that apply to the selection of director candidates:

•	Each nominee director should be chosen without regard to sex, race, religion or national origin;

•	Each nominee director should be an individual of the highest character and integrity and have the ability to work well with others;

•	Each nominee director should have an inquiring mind, vision and good judgment;

•	Each nominee director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each nominee director should possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director;

•	Each nominee director’s skill set should be complementary to the background and experience of other Board members;

•	Each nominee director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each nominee director should have the capacity and desire to represent the balanced, best interests of all stockholders and objectively appraise management performance.

The Nominating and Governance Committee of the Board of Directors evaluates the qualifications of each director candidate against the foregoing criteria in connection with its recommendation to the Board concerning each nomination for election or re-election as a director, including members of the committee. The Nominating and Governance Committee, with direct input and advice from our CEO, is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s perceived needs at a given point in time and periodically reviews and updates the foregoing criteria as deemed necessary.

Each director’s continuation on the Board is reviewed before that director is considered for re-election at the expiration of his or her term. In connection with its annual recommendation of a slate of nominees, the Nominating and Governance Committee, in consultation with the CEO in his capacity as Chairman of the Board, reviews and assesses the contributions of those directors selected for re-election. At the conclusion of this process, the Chairman of the Nominating and Governance Committee reports the Committee’s conclusions to the full Board.

Stockholder Nominations

Our by-laws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting date; provided, however, that in the event that less than 45 days’ notice of the meeting date is given to stockholders, notice by the stockholder must be received no later than the close of business on the 15th day following the day on which notice of the meeting date was mailed. The written notice must set forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nominations are to be made by such stockholder and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

It is the policy of the Nominating and Governance Committee to consider properly submitted stockholder nominations for directors as described above under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to address the criteria set forth above under “Selection Criteria for Nominees for Directors.”

Director Independence

As set forth in the Company’s “Corporate Governance Guidelines,” which are available on our website at www.swn.com under “Corporate Governance,” it is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its affiliates) or any member of the senior management of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards that are more stringent than the corporate governance standards adopted by the New York Stock Exchange. Under the Board’s independence standards, a director will not be deemed independent if he or she:

•	is, or within the past five years has been, employed by the Company or any of its affiliates;

•	is, or within the past five years has been, affiliated with or employed by a present or former auditor of the Company or any of its affiliates;

•	currently participates, or within the past five years has participated, in an interlocking directorate in which an executive officer of the Company or any of its affiliates serves on the compensation committee of a company that concurrently employs the director;

•	is, or is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is, a paid adviser, paid consultant or paid provider of other professional services to the Company, any of its affiliates, any member of senior management or any affiliates of a member of senior management, if the amount of such payments has exceeded $60,000 during the current fiscal year of the Company;

•	is a director, executive officer, general partner or significant equity holder (i.e., in excess of 10%) of a significant purchaser of goods or nonprofessional services from, or supplier of goods or nonprofessional services to, the Company or any of its affiliates;

•	is affiliated with or employed by a tax-exempt entity that receives significant contributions (i.e., more than 3% of the annual contributions received by the entity or more than $100,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any member of senior management or any affiliate of a member of senior management; or

•	is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a director in a non-officer position will not preclude the Board from determining that the director is independent.

Our Board of Directors has determined that the following majority of directors — Lewis E. Epley, Jr., Robert L. Howard, Vello A. Kuuskraa and Kenneth R. Mourton — qualify as independent under the applicable NYSE standards as well as the Company’s standards for director independence.

Presiding Director

One of the Company’s non-employee directors serves as the “Presiding Director” of executive sessions of the non-employee directors of the Company, which are held at every meeting of the Board of Directors. The Presiding Director is appointed by the non-employee directors each year at the Annual Meeting of the Board of Directors, which is generally held in May. The Presiding Director acts as chair of all executive sessions and is responsible for coordinating the activities of the other non-employee directors, including the establishment of the agenda for executive sessions of the non-employee directors, as required by the Company’s Corporate Governance Guidelines and applicable listing standards. The Presiding Director also acts as the liaison director for any informal, confidential communications with the Chief Executive Officer outside of the normal Committee and Board procedures. Mr. Robert L. Howard is the current Presiding Director.

Committees of the Board of Directors

The Board of Directors held six meetings in 2006. In addition to other committees, the Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Retirement Committee. The Audit, Compensation, and Nominating and Governance committees are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The charter of each of these committees complies with requirements of the NYSE, the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

Audit Committee — The Audit Committee is composed entirely of non-employee members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is “independent” and “financially literate” as defined by NYSE rules and meets the Company’s independence standards. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two (2) other public companies. In addition, the Board of Directors has determined that Mr. Kenneth R. Mourton, Audit Committee Chairman, a certified public accountant (inactive), is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee also includes Messrs. Robert L. Howard and Vello A. Kuuskraa. During 2006, the Audit Committee held four meetings, each of which was attended by all members of the committee.

The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for the engagement of, and overseeing all audit work conducted by, the independent registered public accounting firm, including the pre-approval of the current year audit and non-audit fees (the “Pre-Approval Policy”). The Audit Committee is governed by a charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensure such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and periodically meets with the Audit Committee without management representatives present. The Audit Committee maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal controls and the Audit Committee periodically meets with the internal audit function without management representatives present. The Audit Committee also meets with the Company’s independent petroleum engineering firm once a year to review the results of their audit of the Company’s reserves.

Compensation Committee — The Compensation Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Vello A. Kuuskraa, Compensation Committee Chairman, Robert L. Howard, and Kenneth R. Mourton presently serve on this committee. During 2006, the Compensation Committee held four meetings, each of which was attended by all members of the committee. The Compensation Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Compensation Committee is responsible for establishing officer compensation and discretionary awards under the various incentive plans. The Compensation Committee has engaged Ernst & Young, LLP as its independent compensation consultant to advise it on all compensation matters related to our senior management.

Nominating and Governance Committee — The Nominating and Governance Committee is governed by a charter that has been approved by the Board of Directors. Messrs. Lewis E. Epley, Jr., Nominating and Governance Committee Chairman, Robert L. Howard and Kenneth R. Mourton presently serve on this committee. During 2006, the Nominating and Governance Committee held two meetings, each of which was attended by all members of the committee. The Nominating and Governance Committee is composed entirely of non-employee members of the Board, each of whom is “independent” as defined by NYSE rules as well as under the Company’s independence standards. The Nominating and Governance Committee considers candidates for nomination for Board positions, including qualified candidates recommended by stockholders as discussed above under “Identifying and Evaluating Nominees for Director,” and oversees the Company’s corporate governance matters and practices.

Retirement Committee — The Retirement Committee is governed by a Charter that has been approved by the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee. During 2006, the Retirement Committee held four meetings, each of which was attended by all members of the committee. The Retirement Committee is responsible for administering the Company’s pension and retirement plans and for recommending retirement policy to the Board of Directors.

Communications to Non-Employee Directors

The Board provides a process for stockholders and other interested persons to send communications to the Presiding Director, the non-employee directors as a group or any of the other directors, including the entire Board. Stockholders and other interested persons may send written communications to the non-employee directors, the Presiding Director or any of the other directors to the Secretary of the Company, Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

Attendance at Annual Meeting

It is the Company’s policy that nominee directors who are currently directors must attend the Annual Meeting of Stockholders. Each member of the Company’s Board of Directors attended last year’s Annual Meeting of Stockholders.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for 2007. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

Relationship with Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2006 and 2005, and fees billed for other services rendered by PwC during those years.

	2006	2005

Audit Fees(1)	$762,500	$663,120
Audit-Related Fees(2)	70,200	50,500
Tax Fees(3)	8,750	21,100
All Other Fees(4)	—	11,735

Total	$841,450	$746,455

(1)	The Audit Fees for the years ended December 31, 2006 and 2005, respectively, were for professional services rendered for the integrated audits of the Company’s internal controls and consolidated financial statements, reviews of the quarterly financial statements, services related to the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.

(2)	The Audit-Related Fees for the years ended December 31, 2006 and 2005, were for assurance and related services for employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees for the years ended December 31, 2006 and 2005 were for services related to the review of federal and state tax returns.

(4)	All Other Fees for 2005 represent the purchase of software from PwC for internal audit management.

The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the Company’s Pre-Approval Policy, as adopted by the Audit Committee and attached hereto as Exhibit A. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.

The Committee receives periodic reports from the independent registered public accounting firm as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which is not less frequently than annually. The Committee discusses such reports with the auditors, and if so determined by the Committee, takes appropriate action to satisfy itself of the independence of the auditors. The Committee reviews the performance of the Company’s independent registered public accounting firm annually. In doing so, the Committee consults with management and the internal auditor and obtains and reviews a report by the independent registered public accounting firm describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent registered public accounting firm with respect to any such issues, and (iv) all relationships between the independent registered public accounting firm and the Company. The Committee ensures rotation of the audit partners as required by applicable law and listing standards.

The Audit Committee approved all non-audit services for 2006. The Audit Committee also considered whether the provisions of the services by PwC described above under “All Other Fees” are compatible with maintaining the independence of PwC.

Representatives of PwC will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement to stockholders if they so desire. The representatives will also be available to respond to questions from stockholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2006. The Committee also has discussed with the independent registered public accounting firm for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants for the Company required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with the independent registered public accounting firm its independence from management and the Company, including consideration of non-audit fees on that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

KENNETH R. MOURTON, CHAIRMAN
ROBERT L. HOWARD
VELLO A. KUUSKRAA

TRANSACTIONS WITH RELATED PERSONS

During 2006, the Company paid $185,076 for certain legal services to the law firm of Conner & Winters, LLP, of which Charles E. Scharlau, a director and nominee, is of counsel. Greg Scharlau, Mr. Scharlau’s son, is a partner in Conner & Winters, LLP.

On December 12, 2006, the Board of Directors adopted a policy that governs the approval of transactions with related parties, including, among others, officers, directors and their immediate family members. Pursuant to the policy, the Board has determined that the Audit Committee of the Board is best suited to review such transactions. At the first regularly scheduled Audit Committee meeting in each calendar year, management will recommend transactions to be entered into by the Company for that calendar year with related parties, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee will approve or disapprove such transactions. At each subsequently scheduled meeting, management will update the Committee as to any material change to those proposed transactions. In the event management recommends any additional transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management shall cancel or annul such transaction. The engagement by the Company of Conner & Winters, LLP for 2006 has been ratified, and for 2007 has been approved, by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons were known by the Company to beneficially own more than 5% of the Company’s common stock as of December 31, 2006, based on their filing of a Schedule 13G with the SEC under the Securities Exchange Act of 1934:

		Amount
		and Nature of		Percent
	Name and Address of	Beneficial		of
Title of Class	Beneficial Owner	Ownership		Class

Common Stock	Capital Research and Management Company and The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	14,874,200	(1)	8.8	%(1)
Common Stock	Stephen F. Mandel, Jr. Two Greenwich Plaza Greenwich, Connecticut 06830	9,461,712	(2)	5.6%

(1)	Capital Research and Management Company stated that it has sole voting power with respect to 5,489,200 shares and sole dispositive power with respect to 14,874,200 shares. Capital Research and Management Company acts as an investment adviser to The Growth Fund of America, Inc., which has sole voting power with respect to 9,385,000 shares, or 5.6%, of the Company’s common stock.

(2)	The Schedule 13G filed stated that it related to (i) Lone Spruce, L.P., (“Lone Spruce”), a Delaware limited partnership, which directly owned 138,708 shares; (ii) Lone Balsam, L.P., a Delaware limited partnership (“Lone Balsam”), directly owned 304,387 shares; (iii) Lone Sequoia, L.P., a Delaware limited partnership (“Lone Sequoia”), which directly owned 254,298 shares; (iv) Lone Cascade, L.P., a Delaware limited partnership (“Lone Cascade”), which directly owned 2,737,040 shares; (v) Lone Sierra, L.P., a Delaware limited partnership (“Lone Sierra”), which directly owned 227,815 shares; (vi) Lone Pine Associates LLC, a Delaware limited liability company (“Lone Pine”), with respect to the shares directly owned by Lone Spruce, Lone Balsam and Lone Sequoia; (vii) Lone Pine Members LLC, a Delaware limited liability company (“Lone Pine Members”), with respect to the shares directly owned by Lone Cascade and Lone Sierra; (viii) Lone Pine Capital LLC, a Delaware limited liability company (“Lone Pine Capital”), which serves as investment manager to Lone Cypress, Ltd. (“Lone Cypress”), Lone Kauri, Ltd. (“Lone Kauri”) and Lone Monterey Master Fund, Ltd. (“Lone Monterey Master Fund”), each a Cayman Islands exempted company, with respect to the aggregate 5,799,464 shares directly owned by Lone Cypress, Lone Kauri and Lone Monterey Master Fund; and (ix) Mr. Mandel, with respect to the shares directly owned by each of Lone Spruce, Lone Balsam, Lone Sequoia, Lone Cascade, Lone Sierra, Lone Cypress, Lone Kauri and Lone Monterey Master Fund. Lone Pine, the general partner of Lone Spruce, Lone Sequoia and Lone Balsam, has the power to direct the affairs of Lone Spruce, Lone Sequoia and Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Members, the general partner of Lone Cascade and Lone Sierra, has the power to direct the affairs of Lone Cascade and Lone Sierra, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Capital, the investment manager of Lone Cypress, Lone Kauri and Lone Monterey Master Fund, has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cypress, Lone Kauri and Lone Monterey Master Fund. Mr. Mandel is the Managing

Member of each of Lone Pine, Lone Pine Members and Lone Pine Capital and in that capacity directs their operations.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

The following table sets forth information as of March 16, 2007, with respect to the beneficial ownership of the Company’s common stock by each director, nominee and each executive officer named in the Summary Compensation Table, whom we collectively refer to as our Named Executive Officers, or NEOs, and by all directors, nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
				Restricted		Total
	Shares		Shares	Stock		Number of		Percent
	Owned		Owned	Outstanding	Options	Shares of		of
Name of Beneficial Owner	Directly		401(k)/NQ	(Voting Power)	Exercisable	Common Stock		Class
Executive Officers:
Harold M. Korell	1,067,061		25,998	75,540	1,940,148	3,108,747		1.82%
Greg D. Kerley	1,061,346	(1)	37,982	31,963	309,867	1,441,072	(1)	*
Richard F. Lane	520,115	(2)	11,828	31,963	614,268	1,178,174	(2)	*
Mark K. Boling	170,462	(3)	—	18,108	98,992	287,562	(3)	*
John D. Thaeler	101,208		41,400	12,285	132,440	287,333		*
Directors and Nominees:
Lewis E. Epley, Jr.	41,982		—	2,438	173,502	217,922		*
Robert L. Howard	70,712		—	2,438	173,502	246,652		*
Vello A. Kuuskraa	19,252		—	2,438	29,502	51,192		*
Kenneth R. Mourton	5,252		—	2,438	269,502	277,192		*
Charles E. Scharlau	525,748		—	2,438	418,402	1,029,688		*
All directors, nominees and executive officers as a group (16 persons)	3,978,191	(4)	143,545	224,123	4,438,585	8,784,444	(4)	5.06%

*	Less than one percent of class.

(1)	Includes 40,000 shares beneficially owned by Mr. Kerley that have been pledged as security and used as collateral.

(2)	Includes 516,115 shares beneficially owned by Mr. Lane that have been pledged as security and used as collateral.

(3)	Includes 134,730 shares beneficially owned by Mr. Boling that have been pledged as security and used as collateral.

(4)	Includes 951,292 shares beneficially owned by executive officers as a group that have been pledged as security and used as collateral.

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2006, concerning outstanding stock options under all of the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans:

	(a)
	Number of Shares	(b)	(c)
	to be Issued Upon	Weighted-Average	Number of Shares
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issuance

Equity compensation plans approved by stockholders(1)	5,068,819	$6.69	6,968,861
Equity compensation plans not approved by stockholders(2)	723,421	2.72	—

Total	5,792,240	$6.19	6,968,861

(1)	Consists of the Southwestern Energy Company 1993 Stock Incentive Plan, the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, the Southwestern Energy Company 2000 Stock Incentive Plan, and the Southwestern Energy Company 2004 Stock Incentive Plan. Shares remaining available for issuance may be issued under the Southwestern Energy Company 2004 Stock Incentive Plan, which plan provides for grants and awards in the form of stock options, shares of restricted stock, and restricted stock units.

(2)	Consists of the Southwestern Energy Company 2002 Employee Stock Incentive Plan and equity compensation that was issued to non-executive officers and new employees upon hiring. Grants generally mirrored the 1993 Stock Incentive Plan or the 2000 Stock Incentive Plan, but were issued separate and apart from these plans.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation programs are designed and administered with the objectives of attracting, motivating and retaining the experienced and skilled professionals we need to grow our business and create value for our stockholders. The guiding principles of our compensation programs are:

Compensation is related to the value created for stockholders.  We believe that a significant portion of an employee’s compensation should relate to the value created for stockholders and be directly tied to the achievement of financial and non-financial performance goals and objectives and the executive’s contribution to such achievement. When we surpass the targeted objectives, our employees should be paid more, and when we fail to achieve one or more key objectives, incentive compensation will be adjusted accordingly, at the Compensation Committee’s discretion.

Incentive compensation is a substantial part of total compensation for senior management and balances short- and long-term performance.  We believe that the proportion of total compensation that is at risk (i.e. that will vary based on employee, segment, team and Company performance objectives) should increase as the scope and level of the employee’s decision-making responsibilities increase. The design of our incentive compensation program is intended to balance the focus of management on achieving strong annual results while also pursuing significant multi-year growth by achieving aggressive and challenging goals. Participation in the long-term incentive programs increases at higher levels of responsibility to reflect the influence that employees occupying leadership roles have on our business strategy. The equity component of long-term incentive compensation is designed to align management’s interests with those of our stockholders and provides an incentive for achieving our long-term performance objectives.

Compensation levels are not merely competitive but reflect the complexity of our rapidly growing business and the challenges of retaining executive talent in a climate of high demand.  As a rapidly growing mid-sized independent energy company, we strive to retain our executive talent by targeting total executive compensation between the 50th and 75th percentiles of compensation for comparable positions within a select group of peer small- to mid-sized public, independent energy companies, similar to us in terms of the complexity of their operations, that compete with us for executives. Targeted total executive compensation also reflects the maturity of the executive and the value of his or her expertise in the pursuit of our short- and long-term objectives.

Factors Considered in Determining NEO Total Compensation

Each year the Compensation Committee engages an independent executive compensation consulting firm to provide comparative market data of compensation practices and programs based on analysis of peer competitors, which we refer to collectively as “Survey Data,” and the Committee directs our Human Resources department to conduct certain internal compensation analyses. Since 2002, the Compensation Committee has retained Ernst & Young, LLP, or E&Y, as its independent compensation consultant to advise it on all matters related to compensation of our senior management, including our principal executive officer, the Chief Executive Office (“CEO”), our principal financial officer, the Executive Vice President and Chief Financial Officer (“EVP & CFO” or “CFO”), Executive Vice President and President-Exploration & Production (“EVP & President-E&P”), Executive Vice President and General Counsel (“EVP & General Counsel” or “General Counsel”) and the Senior Vice President of our E&P subsidiary, SEECO, Inc., who reports to our EVP & President-E&P (“SVP-SEECO”), who are the executives named in the Summary Compensation Table and referred to collectively as our Named Executive Officers, or NEOs. The analyses performed by us and E&Y include a peer group analysis, an analysis of all components of the NEOs’ compensation, an internal pay equity analysis and, with respect to long-term equity incentives, a wealth accumulation analysis. In addition, the Compensation Committee requires E&Y to provide an objective opinion of the appropriateness of the mix of compensation and the total executive compensation levels relative to our executives’ responsibilities.

At a meeting generally held in early December, which we refer to as the “December Compensation Meeting,” the Compensation Committee reviews the compensation of the Named Executive Officers and other members of our senior management and makes its compensation determinations for the upcoming fiscal performance cycle at that time. The Committee bases its decisions on the Survey Data provided by E&Y as well as its assessment of each executive’s level of experience, tenure, position and responsibilities and the appropriate competitive pressures for his or her expertise and skills within the industry. The Compensation Committee balances the scope of the responsibilities and experience of the executive against the competitive compensation levels. With respect to compensation determinations for the Named Executive Officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO based on his evaluation of each individual’s contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. With respect to our SVP-SEECO, our CEO takes into account the recommendations of our EVP & President-E&P based on his evaluation of our SVP-SEECO’s contribution and performance. The Compensation Committee also discusses the CEO’s proposed compensation package for his position with the CEO. Although post-retirement benefits for our Named Executive Officers, with the exception of a Supplemental Retirement Plan and a Non-Qualified Plan (each discussed below under “Pension and Other Retirement Plans”), are provided on the same basis as for other employees and are not taken into consideration in the determination of total compensation, the Compensation Committee also reviews those benefits and any perquisites paid to the NEOs at the December Compensation Meeting.

Peer Group Analysis.  We target total compensation for our Named Executive Officers other than our SVP-SEECO between the 50th and 75th percentiles of compensation for a select group of peer small- to mid-sized public independent energy companies, or the Peer Group. For our SVP-SEECO, we utilize the Survey Data, adjusted to take into account his performance objectives, in order to determine his targeted compensation. The Peer Group is selected by the Compensation Committee with the assistance of E&Y based on a number of factors, including, but not limited to, geographic location and types of operations, total revenues, market capitalization and number of employees. The Peer Group is utilized to benchmark each component of compensation as well as total compensation for our Named Executive Officers, senior management and the Board of Directors and, to the extent applicable, for determinations of awards and performance targets under our compensation plans. The Peer Group utilized for 2006 compensation purposes was determined in December 2005 and was comprised of the following companies: Cabot Oil & Gas Corp., Chesapeake Energy Corp., Cimarex Energy, Denbury Resources, Energen Corp., EOG Resources, Forest Oil Corp., Houston Exploration Co., Kerr-McGee Corporation, Newfield Exploration Co., Noble Energy, Inc., Pioneer Natural Resources Co., Pogo Producing Company, St. Mary Land & Exploration Co., Ultra Petroleum Corporation and XTO Energy Inc., collectively, the “2006 Peer Group.” The Peer Group utilized for 2007 was the same as for 2006, with the exception of the substitution of Range Resources, Inc. for Kerr-McGee Corporation as a result of Kerr-McGee being acquired by a significantly larger company in 2006 and is referred to herein as the “2007 Peer Group.” The Compensation Committee approved the annual base salaries and incentive award levels for the Named Executive Officers for 2006 and 2007 at meetings held on December 8, 2005 and December 11, 2006, respectively. The 2006 actual cash incentive awards for the Named Executive Officers were approved by the Committee on February 26, 2007.

Components of Compensation.  The Compensation Committee reviews tally sheets prepared by our Human Resources Department in order to determine whether the level of total compensation for our CEO’s and the other Named Executive Officers’ compensation is reasonable and not excessive. The tally sheets set forth the aggregate amounts and mix of all components including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios.

Internal Pay Equity.  The Compensation Committee monitors the relationship between the compensation of our executives and the compensation of our non-managerial employees. In addition to considering external market conditions and individual factors when establishing total executive compensation levels, the Compensation Committee reviews a ten-year historical comparison of the total compensation levels (including salary, cash bonus, long-term incentives and other items of compensation) within our Company between our CEO, our CFO, and our EVP & President-E&P, and certain lower paid employees.

Accumulated Wealth Analysis.  The Compensation Committee recognizes that past equity grants may have limited ongoing retention value for executives and that retention value is a key attribute of current equity grants. Nonetheless, the Compensation Committee reviews a summary of the future wealth potential of a Named Executive Officer’s prior awards under our stock incentive plans prior to determining long-term equity incentive compensation for that executive. We conduct the analysis utilizing three stock price scenarios to calculate the pre-tax value of the holdings. The Compensation Committee is also provided with summary information regarding each NEO’s stock ownership position and exercise and hold behavior.

Tax Deductibility of Compensation Payments.  Section 162(m) of the Internal Revenue Code could potentially limit our ability to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. In recent years, the Compensation Committee’s need for flexibility in designing effective compensation plans to meet our objectives and respond quickly to marketplace needs has typically outweighed our need to maximize the deductibility of compensation payments. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in our best interests and those of our stockholders.

Total Compensation and Allocation Among Components

We do not have employment agreements with any of the Named Executive Officers and the Compensation Committee of our Board of Directors reviews and determines compensation for the NEOs on an annual basis. The Compensation Committee believes that total compensation for our Named Executive Officers should consist of:

(i) cash compensation in the form of a base salary and a performance-based annual bonus payable under the 1993 Southwestern Energy Company Incentive Compensation Plan (as amended in 1999), the Incentive Plan or ICP, which we collectively refer to as “total cash compensation”;

(ii) equity incentive compensation in the form of option and restricted stock awards under our 2004 Stock Incentive Plan, or the Stock Plan;

(iii) cash incentive compensation under our 2002 Performance Unit Plan (as amended in December 2005), or the PUP Plan, which is designed to compensate our NEOs and employees for achieving our long-term performance objectives;

(iv) retirement, health and welfare benefits; and

(v) perquisites and perquisite allowance payments.

Total compensation for each Named Executive Officer is targeted in the range of the 50th and 75th percentiles of total compensation paid to the comparable executives in the Peer Group, with the exception of our SVP-SEECO whose total compensation is targeted based on Survey Data. It is determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations. Consistent with our compensation philosophy that incentive compensation should be the substantial part of total compensation for senior management and balance short- and long-term performance, no more than 30% of each executive’s compensation package is salary and the remainder is at risk and contingent upon company and individual performance.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up discussed below) and the target value of the performance units, the total compensation for 2006 of the Named Executive Officers was as set forth in the Summary Compensation Table. In the case of each of the NEOs, 2006 total compensation was above the target level that could be earned by him based on the Compensation Committee’s targeted compensation for him under the relevant performance objectives. Consistent with the Company’s compensation philosophy, total compensation for each of the NEOs placed them above the median of competitive total compensation for comparable positions in the 2006 Peer Group.

Utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock (including the tax gross-up) and the target value for performance units, the Compensation Committee established targeted total compensation for 2007 for our SVP-SEECO based on applicable Survey Data and for each of the other NEOs near the 75th percentile of competitive total compensation for comparable positions in the 2007 Peer Group as follows:

2007
Targeted Total
Compensation

CEO	$4,075,000
EVP & CFO	$1,753,500
EVP & President-E&P	$1,753,500
EVP & General Counsel	$1,395,000
SVP-SEECO	$990,000

Total Cash Compensation

Total cash compensation for each Named Executive Officer is targeted in the range of the 50th and 75th percentiles of total cash compensation paid to the comparable executives in the Peer Group and determined by evaluating the analysis conducted by and recommendations of E&Y, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills and the extent of his decision-making responsibilities and, to the extent applicable, our CEO’s recommendations.

Base Salary.  In establishing the base salaries for our Named Executive Officers, the Compensation Committee examines the Peer Group analysis prepared by E&Y in order to determine whether base pay, together with total compensation, is competitive with compensation offered by those peer companies. In addition to the Peer Group analysis and Survey Data, base salaries are determined based upon consideration of each executive’s performance, responsibilities, qualifications, experience and skills. The Compensation Committee recognizes that changes in base salary affect other elements of compensation including: (i) awards under the Incentive Compensation Plan, (ii) pension benefits, (iii) company matching portions of 401(k) and non-qualified plan contributions, and (iv) life insurance and disability benefits. As such, adjustments to base salary are only made after consideration of the impact to the executive’s entire package.

At the December Compensation Meeting in 2005, the Compensation Committee increased the 2006 salaries of our Named Executive Officers as shown in the Summary Compensation Table after consideration of a number of factors, including, but not limited to the results of the analysis conducted by E&Y with respect to the base salary paid at the 50th and 75th percentiles to comparable positions of the 2006 Peer Group, the objective recommendations of E&Y based on Survey Data, the Committee’s assessment of the executive’s overall performance, the short-term strategic value of his expertise and skills to us and the extent of his decision-making responsibilities as well as our CEO’s recommendations, including his recommendation that the Committee decrease its proposed increase in his own base salary. Utilizing the same decision-making criteria, at the December Compensation Meeting in 2006, the Compensation Committee established the base salaries for our Named Executive Officers as follows:

2007
Base Salary

CEO	$550,000
EVP & CFO	$335,000
EVP & President-E&P	$335,000
EVP & General Counsel	$297,000
SVP-SEECO	$240,000

Incentive Plan.  Our Incentive Compensation Plan is designed to encourage the achievement of annual (short-term) performance goals by our executives and managers. These goals are designed to increase stockholder value, are determined at the beginning of each annual performance cycle and may be based on (1) production targets, (2) a defined reserve replacement ratio, (3) targeted PVI (which we define as present value added for each dollar of capital invested) on a project or aggregate basis, (4) a favorable return on equity as compared to our Peer Group, (5) goals for production, expenses and reserve additions, (6) an adequate financial return in our utility segment while maximizing utility throughput, and (7) operational goals in our midstream services business segment. These criteria are deemed by the Compensation Committee to be critical to increasing stockholder value.

The applicability of each of these criteria in determining awards to any particular executive depends on the Compensation Committee’s assessment of the responsibilities of that executive.

Although awards under the ICP may be made in cash, restricted shares of common stock, or a combination of cash and restricted shares of common stock, for the last ten years, the Compensation Committee has determined that all awards under the Incentive Plan would be made in cash. Determinations of the target award levels for each fiscal year are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with our budget process and the culmination of the performance review process. The performance goals under the Incentive Compensation Plan for each fiscal performance cycle are determined at a meeting held in February of that fiscal year-end (the “February Compensation Meeting”) once the assessment as to whether the performance objectives have been attained for the prior fiscal performance cycle have been made by the Compensation Committee. The bonus opportunities under the Incentive Compensation Plan vary based on each executive officer’s level of responsibility. A portion of each incentive award is an organizational performance award that is based upon the achievement of the corporate performance objectives pre-established for that executive.

During 2006, the corporate performance objectives for our CEO, CFO and General Counsel related to (1) production, (2) reserve replacement, (3) PVI and (4) return on equity versus a peer group. These factors were weighted 27.5%, 27.5%, 30% and 15%, respectively, with a proportionate award opportunity for each performance goal that is met at the pre-established levels. For our EVP & President-E&P, 75% of his performance objectives specifically related to our E&P business and included (1) production, (2) reserve replacement, (3) PVI and (4) controlling expenses (operating and maintenance, or O&M, and direct general and administrative, or G&A, expenses), which were weighted 30%, 30%, 30% and 10%, respectively, while the remaining 25% is based upon the overall corporate goals as discussed above for our CEO, CFO and General Counsel. For our SVP-SEECO, his performance goals for 2006 specifically related to the performance of Arkoma Basin operations, including the operations relating to our Fayetteville Shale project and were: (1) PVI, (2) production, (3) reserve additions, (4) controlling expenses (O&M and direct G&A expenses), (5) dry hole cost ratio and (6) our overall E&P results, which were weighted 25%, 20%, 20%, 10%, 5% and 20%, respectively.

Each participant in the Incentive Compensation Plan is assigned minimum, target and maximum total award levels that are expressed as a percentage of his or her base salary. The target total award is typically benchmarked at the median for cash incentive bonuses of the Peer Group based on the relevant positions, except in the cases of our CFO and our EVP & President-E&P, who are each benchmarked against the average of the second and third highest paid executives of the Peer Group. The minimum target award typically represents one-half of that target while the maximum typically represents one and one-half times that target and assumes attainment of maximum performance objectives and the maximum discretionary amount.

If the actual level achieved for a specified corporate performance objective is not at least equal to the predetermined minimum level, then the proportionate amount of the award represented by that performance measure will not be paid. The remaining portion of each award is discretionary based on a subjective evaluation of the executive’s individual performance by the Compensation Committee. Due to the discretionary component, the total award at the minimum level can also reach the target level. Additionally, the Committee may also issue special awards outside of the ICP based upon an executive’s performance during the year that could result in a total bonus award above the maximum percentage. Minimum, target and maximum award levels are also subject to adjustment based on internal pay equity considerations among the Named Executive Officer group and the particular value of an individual Named Executive Officer to us.

At the December Compensation Meeting in 2005, the Compensation Committee established the following minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2006 related to the attainment of corporate performance objectives for the Named Executive Officers:

2006 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

CEO	42.5	85.0	160.0	97.5	55.0	50.0	140.0	140.0	210.0
EVP & CFO	30.0	60.0	110.0	70.0	40.0	40.0	100.0	100.0	150.0
EVP & President-E&P	30.0	60.0	110.0	70.0	40.0	40.0	100.0	100.0	150.0
EVP & General Counsel	22.5	45.0	85.0	52.5	30.0	27.5	75.0	75.0	112.5
SVP-SEECO	22.5	45.0	85.0	52.5	30.0	27.5	75.0	75.0	112.5

At the February Meeting in 2007, the Compensation Committee awarded our Named Executive Officers the following bonuses under the ICP as well as certain other bonuses outside of the ICP:

	ICP				Special
			ICP	Supplemental	Performance
	Performance	Discretionary	Total	Awards	Awards		Total

CEO	$207,625	$492,375	$700,000	$280,000			$980,000
EVP & CFO	$88,660	$221,340	$310,000	$90,000			$400,000
EVP & President-E&P	$103,228	$206,772	$310,000	$90,000			$400,000
EVP & General Counsel	$60,651	$145,599	$206,250	$58,750			$265,000
SVP-SEECO	$24,400	$146,600	$171,000	$19,000	$175,000	(1)	$365,000

(1)	Special one-time cash bonus relating to the performance of the Company’s Fayetteville Shale project.

The table sets forth the bonus amounts received by each NEO under the ICP based on the achievement of the applicable performance measures and the exercise of discretion by the Compensation Committee. In 2006, with respect to the ICP performance measures for our CEO, EVP & CFO and General Counsel and the overall corporate results component of the performance measures for our EVP & President-E&P, production, PVI and return on equity were below the minimum performance objectives, while our reserve replacement level was above the target but below the maximum performance objective. For our EVP & President-E&P and SVP-SEECO, with respect to the E&P performance measures and overall E&P results, respectively, PVI and production were below the minimum levels, both components of controlling expenses were above the minimum levels but below the target levels and reserve replacement was above the target level but below the maximum level. For our SVP-SEECO, with respect to his Arkoma Basin performance measures, (i) PVI, production, reserve additions and controlling expenses for the Fayetteville Shale project and reserve additions, the O&M component of controlling expenses and the dry hole cost ratio for the conventional Arkoma operations were below the minimum level, (ii) the dry hole cost ratio for the Fayetteville Shale project and PVI and production, for the conventional Arkoma Basin operations were above minimum level but below target level, and (iii) the direct G&A component of controlling expenses for the conventional Arkoma operations was at the maximum level. The amounts set forth in the table under “ICP Performance” reflect the amounts earned by the NEOs based on the achievement of the 2006 performance objectives.

In making its determination with respect to discretionary awards under and outside of the Incentive Compensation Plan, the Compensation Committee considered management’s accomplishments for the year, which included establishing an internally operated well drilling entity, establishing a mid-stream gas distribution and marketing entity and building the geological, engineering and operations capability for aggressively developing the Fayetteville Shale project. The discretionary component of the awards to the NEOs under the ICP were based on the Compensation Committee recognizing that certain factors affecting performance were beyond management’s control during 2006, including, but not limited to, the considerable time lag between well drilling expenditures and recognition of reserves unique to a large, new resource play such as the Fayetteville Shale project, the tightness of the drilling rig supply and higher than expected oilfield service costs. Based on these factors, the Compensation Committee concluded that each of the Named Executive Officers should receive the maximum discretionary performance bonus under the ICP as set forth in the table, which resulted in a cash bonus approximately equal to the target level bonus for each NEO. In addition, based on the Compensation Committee’s recognition of the significant and successful efforts of management in building a solid foundation for the future growth and profitability of the Company and in achieving record levels of production, reserves and cashflow, the Compensation Committee made supplemental awards to each of the NEOs as set forth in the table under “Supplemental Awards.” Combined, the ICP awards and supplemental awards were less than the maximum award levels under the ICP for the Named Executive Officers, except in the case of our SVP-SEECO, whose combined awards exceeded his maximum award level under the ICP. Finally, based on management’s recommendation for performance compensation awards to recognize his substantial contribution to the successful discovery and establishment of the Company’s Fayetteville Shale project and the Company’s overall success, the Compensation Committee made a special cash award of $175,000 and a special restricted stock award of 3,300 shares (including a related tax gross-up) to our SVP-SEECO. The cash award is set forth in the table under “Special Performance Awards” and the special restricted stock grant is discussed below under “Long-Term Incentives — Stock Plan.”

At the December Compensation Meeting in 2006, the Compensation Committee established the following minimum, target and maximum incentive award levels for the organizational, discretionary and total annual incentives for 2007 related to the attainment of corporate performance objectives for the Named Executive Officers:

2007 Annual Incentive Compensation Bonus Percentages

	Organizational Performance			Discretionary			Total
	Min.	Target	Max.	Min.	Target	Max.	Min.	Target	Max.
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

CEO	45.0	90.0	170.0	105.0	60.0	55.0	150.0	150.0	225.0
EVP & CFO	33.0	66.0	125.0	77.0	44.0	40.0	110.0	110.0	165.0
EVP & President-E&P	33.0	66.0	125.0	77.0	44.0	40.0	110.0	110.0	165.0
EVP & General Counsel	30.0	60.0	110.0	70.0	40.0	40.0	100.0	100.0	150.0
SVP-SEECO	22.5	45.0	85.0	52.5	30.0	27.5	75.0	75.0	112.5

Long-Term Incentives

The long-term incentives for the Named Executive Officers are awarded pursuant to two plans: (1) a stock incentive plan, our 2004 Stock Incentive Plan, or the Stock Plan, and (2) a goal driven plan, the Southwestern Energy Company 2002 Performance Unit Plan, or the Performance Unit Plan. Our long-term incentive program is designed to provide incentives for key employees to focus on the long-term strategic goals of our business and to attract and retain key employees through share ownership. In order to achieve these objectives, long-term incentives for each fiscal year are awarded at the December Compensation Meeting prior to the commencement of the fiscal year. The total long-term incentive compensation for the Named Executive Officers is typically compared to information provided regarding total long-term incentive compensation at the 50th and 75th percentiles in the Peer Group based on the relevant positions, except in the case of (i) each of our CFO and our EVP & President-E&P, who are compared to the average of the second and third highest paid executives of the Peer Group at those percentiles and (ii) our SVP-SEECO, whose long-term incentives are established based on the Survey Data. It is the Compensation Committee’s practice to determine the overall dollar amount of the long-term incentives and then make the allocations among the three award types: restricted stock, stock options and performance units. Based on the recommendations of E&Y, long-term incentive compensation for the Named Executive Officers is allocated approximately on a one-third basis between restricted stock, stock options and performance units, with variations attributable to the valuation of the options using the Black Scholes model and the restricted stock component (including the related tax gross-up) being based on the grant date stock price.

Stock Plan.  Under the Stock Plan, the Compensation Committee may grant options to purchase common stock and award shares of restricted stock, restricted stock units and stock appreciation rights, each in such amounts as determined by the Compensation Committee. The Stock Plan also allows the Compensation Committee to award cash bonuses (a “tax gross-up”) when a participant elects to recognize income for federal or state income tax purposes with respect to awards of restricted stock or restricted stock units at the grant date. It is the Compensation Committee’s practice to only award tax gross-ups as part of the total value of any restricted stock or restricted stock unit award. The Compensation Committee believes that stock options and other equity-based compensation align the interests of executives and other managers with those of our stockholders because the value of such compensation is directly related to appreciation of our stock price. We have not adopted any stock ownership requirements for our executives because the Compensation Committee, after reviewing current stock ownership levels and the selling history of the Named Executive Officers, believes that equity incentives have been effective in keeping the interests of management and the stockholders aligned. We have, however, implemented a policy that prohibits all employees, including the Named Executive Officers, their spouses and members of their household, from hedging the economic risk of ownership of our stock. Specifically, short selling and buying or selling puts, calls or options in respect of our securities are prohibited under our Business Conduct Guidelines. Our Business Conduct Guidelines also prohibit employees, including the NEOs, from engaging in transactions involving our securities when they are in possession of material, non-public information about us or during certain designated “black-out” periods. It is our policy not to issue stock options during earnings related “black-out” periods but it is our practice to issue options at the December Compensation Meeting whether or not employees may be in possession of material, non-public information.

The determinations of equity incentive awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. At the December Compensation Meetings in 2005 and 2006, the Compensation Committee granted stock options and shares of restricted stock (including related tax-gross-ups) under the Stock Plan for fiscal years 2006 and 2007, respectively. All stock options given to the Named Executive Officers in 2005 and 2006 had an exercise price based on the “fair market value” (as defined in the Stock Plan) of our common stock on the date prior to the applicable date of grant, had terms of seven years commencing from the grant date and vest over a period of three years from the grant date. All shares of restricted stock given to the Named Executive Officers for fiscal years 2006 and 2007 vest over a four-year period from the date of grant, with the exception of a special restricted stock award of 3,300 shares given to our SVP-SEECO at the February Meeting held on February 26, 2007 based on the performance of the Fayetteville Shale project that vests in two installments of 50% on the first and second anniversaries of the grant date. All restricted stock grants were accompanied by tax gross-ups. The stock options and restricted stock awards are forfeited upon termination of employment other than a change in control (discussed more fully below), or a termination of employment due to death, disability or retirement at age 65 with at least five (5) years of service with us.

Performance Unit Plan.  Our Performance Unit Plan is used to provide long-term cash incentives for our executives and certain employees. The Performance Unit Plan is designed to insure that our long-term strategy is competitive with our peers and that our executives are rewarded with cash for actual long-term performance and not just stock price appreciation. The Plan also complements the equity-based compensation awarded under the Stock Plan by providing additional awards for enhancing our long-term value and mitigating the effect of stockholder dilution. The determinations of performance unit awards are made at the December Compensation Meeting prior to the beginning of the fiscal year in order to coincide with the culmination of our performance review process and the establishment of the other components of compensation for the upcoming fiscal year. Because the Performance Unit Plan is tied to operating performance success metrics over a three-year period, it also provides a supplementary long-term retention component. Actual payout occurs more than three years after the awards are given and is determined by the attainment of certain threshold, target, and maximum performance objectives, which pay $500 per unit at the threshold level, $1,000 per unit at the target level and $2,000 per unit at the maximum level, at the end of the three-year period. Performance objectives are calculated weighing three-year total stockholder return versus the Peer Group at the time of the award and a performance measure known as a “reserve replacement efficiency ratio” (determined by dividing pre-tax operating cash flow by finding and development costs) versus the target and the Peer Group at the time of the award. The assessment as to whether the performance objectives have been attained for the performance units awarded in any given fiscal year are made by the Compensation Committee when the Peer Group results are finalized, approximately three years following the year in which the award was made. At the December Compensation Meetings in 2005 and 2006, the Compensation Committee granted performance units to the Named Executive Officers for fiscal years 2006 and 2007 respectively. In March 2007, the Compensation Committee calculated the amounts payable to the NEOs under performance units relating to the three-year period ended December 31, 2006 and authorized the payment of the following amounts: $1,346,000 for our CEO; $700,000 for our CFO; $700,000 for our EVP & President-E&P; $330,000 for our EVP & General Counsel; and $140,000 for our SVP-SEECO.

Total Long-Term Incentives.  At the December Compensation Meeting in 2005, the Compensation Committee awarded total long term incentive compensation to our Named Executive Officers for 2006, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units) as follows:

	2006 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$816,706	$958,313	$900,000	$2,675,019
EVP & CFO	$317,652	$372,649	$350,000	$1,040,301
EVP & President-E&P	$317,652	$372,491	$350,000	$1,040,143
EVP & General Counsel	$226,818	$266,384	$250,000	$743,202
SVP-SEECO	$77,169	$97,447	$85,000	$259,616

(1)	Includes amount of related gross-up.

At the December Compensation Meeting in 2006, the Compensation Committee awarded total long term incentive compensation to our Named Executive Officers for 2007, (utilizing the Black-Scholes valuation for stock options, the grant date price for restricted stock and the target value of the performance units) as follows:

	2007 Total Long-Term Incentives
		Restricted
	Options	Stock(1)	PUPs	Total

CEO	$1,088,990	$1,087,947	$900,000	$3,076,937
EVP & CFO	$390,073	$373,742	$350,000	$1,113,815
EVP & President-E&P	$390,073	$373,742	$350,000	$1,113,815
EVP & General Counsel	$297,062	$284,787	$267,000	$848,849
SVP-SEECO	$211,728	$202,870	$190,000	$604,598

(1)	Includes amount of related gross-up.

In addition to the amounts set forth in the table, at the February Meeting in 2007, our SVP-SEECO received a special award of restricted stock and a related tax gross-up with a value of $206,179.

Health, Welfare and Retirement Benefits

We have competitive health, welfare and retirement programs for our eligible employees. Our Named Executive Officers generally are eligible for the benefit programs on the same basis as all other employees. Our health and welfare programs include medical, pharmacy, dental, life insurance and disability. We also offer a charitable gift matching program. Coverage under the life insurance and disability programs provide higher benefit amounts for our Named Executive Officers due to their higher base salaries. Our executives have disability coverage that applies if they are unable to perform in their own occupation while disability coverage for all other employees applies only if they are unable to perform any occupation. In addition, monthly disability benefits for our officers are capped at $16,000, as opposed to $7,500 for all other employees.

We offer retirement programs that are intended to supplement our employee’s social security benefits and personal savings. The programs include:

•	the Southwestern Energy Company 401(k) Savings Plan, or the 401(k) Plan;

•	a defined benefit plan, or the Pension Plan;

•	a supplemental retirement plan, or the SERP; and

•	a non-qualified deferred compensation plan, or the Non-Qualified Plan.

All employees are generally eligible for the 401(k) Plan and the Pension Plan and the Named Executive Officers participate in those plans on the same basis as other employees. The 401(k) Plan allows a participant to elect to contribute a percentage of their eligible compensation, generally salary and wages, to an investment trust. Employee contributions are matched by us 100% for the first 3% of the employee’s eligible compensation and 50% for the next 3% and such matching contributions immediately vest. The 401(k) plan provides a number of different investment options, including our common stock, for which a participant has sole discretion in determining the allocation of their and our contributions among the investment options.

The Internal Revenue Code, or the Code, limits both the amount of compensation that may be used for purposes of calculating a participant’s benefit under our Pension Plan and the maximum annual benefit payable to a participant under the Pension Plan. For the 2006 plan year, (i) a participant’s compensation in excess of $220,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code was $175,000. Until December 31, 1997, our Pension Plan had benefits payable based upon average final compensation and years of service. Effective January 1, 1998, we amended our Pension Plan to become a “cash balance” plan on a prospective basis. A cash balance plan provides benefits based upon a fixed percentage of an employee’s annual compensation. Eligible officers and employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of our Pension Plan, each participant has, for recordkeeping purposes only, a hypothetical account to which credits are allocated annually based upon a percentage of the participant’s base salary. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for our CEO and 3.7% for our CFO, who were both participants in the plan as of January 1, 1998. All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year with a minimum of 6%. Interest is credited as long as the participant’s balance remains in the Pension Plan. Additional information about the Pension Plan is provided below following the Pension Plan Table.

The SERP was adopted on May 31, 1989 to allow certain employees at the level of vice president and above to continue to earn pension benefits for retirement once they reach the limits imposed by the Internal Revenue Service. The SERP provides benefits equal to the amount that would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as defined under “Severance and Other Change in Control Benefits,” the benefits of a Named Executive Officer under the SERP would be determined as if the participant had credit for three additional years of service. The credit of three additional years of service is designed to ensure that the pension benefits in the event of a change in control are consistent with the other change in control arrangements between us and the NEOs. An executive’s benefits under the SERP do not vest until the executive has completed five years of service with us and the credit of the additional three years may be utilized to satisfy this requirement. At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. Additional information about the SERP is provided below following the Pension Plan Table.

Our Named Executive Officers and other highly compensated employees are also eligible to participate in the Non-Qualified Plan, which allows any participant to defer income and receive a match on the same basis as the 401(k) Plan, subject to the same total cap as for all employees. In addition, participants can defer all or a portion of their annual incentive payments until termination of employment under the Non-Qualified Plan. The Non-Qualified Plan is not funded and participants are our general creditors. All amounts deferred in the Non-Qualified Plan increase or decrease based on the investment results of the executive’s requested investment alternatives, and executives do not earn or accrue above-market or preferential earnings on their accounts. Plan distributions after employment ends are paid out of our funds rather than from a dedicated investment portfolio.

Perquisites, Allowances and Other Benefits

The type and amount of perquisites for our NEOs is reviewed and approved by the Compensation Committee as part of its compensation decision-making. In 2006, the primary perquisites for our Named Executive Officers at or above the level of executive vice president (or the president level if the position is held at the subsidiary level) are the payment of dues for one social club designated by us, a $7,380 annual car allowance, estate and financial planning expenses for each NEO up to $18,500 per year (except in the case of our SVP-SEECO who receives reimbursement of up to $10,000 per year), a medical reimbursement plan that covers all out-of-pocket expenses (including medical plan premiums) and an annual complete personal physical exam. We pay the fees for one local social club to provide our executives with a forum for business entertainment and for appropriate interaction with members of the business community. We reimburse our NEOs for expenses incurred with respect to estate and financial planning because we believe the utilization of experts will reduce the amount of time our executives will have to devote to those matters while also maximizing the net value of the compensation we provide.

We permit our NEOs and members of senior management to use our corporate aircraft for business-associated personal use on limited occasions. This use typically consists of permitting family members to accompany the executive when traveling for business and is limited to situations where the presence of the family member will not conflict with the business purpose of the travel. We also may permit personal use of the aircraft in very limited situations where, absent such use, the executive’s work obligations create a significant and inappropriate imposition on personal plans or obligations. The cost to us of this benefit, if used by a Named Executive Officer, is reflected in “All Other Compensation” in the Summary Compensation Table.

Finally, we have also entered into indemnity agreements with our senior management, including the NEOs, and certain key employees where we have agreed to indemnify them against all liabilities and losses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other matter involving them in their capacity as our officer, employee, trustee or agent (including a fiduciary) and to pay any amount which they are legally obligated to pay because of any claim or claims made against them because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement committed by them or occurring while they are acting in such capacity. Under the indemnity agreements, we have agreed to advance reasonable expenses subject to an undertaking that such advances will promptly be reimbursed if the employee is found not to have been entitled to indemnification. Subject to certain exceptions, for a period of time following termination of service (but in no event longer than four (4) years), we have also agreed to maintain the existing directors’ and officers’ insurance policies covering our executives for so long as they shall continue to serve as our director, officer, employee, trustee or agent (including a fiduciary) or as a director, officer, employee, trustee or agent (including a fiduciary) of any subsidiary (or shall continue at our request to serve as a director, officer, employee, trustee or agent (including a fiduciary) of another corporation, partnership, joint venture, trust or other enterprise).

Severance and Other Change in Control Benefits

We believe that our senior management and other key employees are the primary reason for our success and that it is important to protect them in the event they are terminated or elect in certain circumstances to leave us following a change in control. Therefore, we have entered into severance agreements with each of our Named Executive Officers that entitles them to receive a payment if within three years after a “change in control,” (i) the executive’s employment is terminated without “cause” or (ii) they voluntarily terminate employment with us for “good reason.” “Cause,” when used in connection with the termination of an executive’s employment, means (a) a willful and continued failure by the executive substantially to perform his duties and obligations to us (other than any such failure resulting from his disability) that continues after we have given notice thereof or (b) the willful engaging in misconduct which is materially injurious to us. For purposes of this definition, no act, or failure to act, on an executive’s part shall be considered “willful” unless done, or omitted to be done, by the executive in bad faith and without reasonable belief that his action or omission was in our best interests. “Good reason” includes (i) a reduction in the executive’s employment status or responsibilities, (ii) a reduction in the executive’s base salary, (iii) a change in the executive’s principal work location of more than 40 miles, and (iv) certain adverse changes in our incentive or other benefit plans.

The severance agreements do not provide severance benefits outside the context of a change in control. The severance payment for (i) our SVP-SEECO is equal to the product of 2.0 and the sum of base salary plus the maximum bonus opportunity available to him under the Incentive Compensation Plan and (ii) each of the other Named Executive Officers is equal to the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan, and we have agreed to reimburse our Named Executive Officers for any taxes imposed as a result of the change in control benefits under the so-called “parachute” tax imposed by Section 280G of the Code. In addition, each executive will be entitled to continued participation in certain health and welfare benefits and perquisites from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. As previously discussed under “Health, Welfare and Retirement Benefits” and “Perquisites, Allowances and Other Benefits,” each officer will also be credited with three additional years of service for pension benefit purposes upon a “change in control” and will continue to have coverage under our Directors’ and Officers’ insurance policies for a period of up to four years.

Our various long-term incentive plans and option agreements provide that all outstanding stock options and all rights become exercisable immediately upon a “change in control.” The plans and other option agreements also provide that all performance units and shares of restricted stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” Our Incentive Compensation Plan also provides that upon a participant’s termination of employment under certain conditions on or after a “change in control” all determined but unpaid incentive awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

For purposes of the severance agreements and our plans, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, one of our employees) of 20% or more of our voting securities, (ii) approval by our stockholders of an agreement to merge or consolidate us with another corporation (other than certain corporations controlled by or under common control with us), (iii) certain changes in the composition of our Board of Directors, (iv) any change in control which would be required to be reported to the stockholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur.

The estimated amounts that would have been paid to our Named Executive Officers if the change in control payments described above had been triggered as of December 31, 2006 is disclosed under “Executive Compensation — Potential Payouts Upon Change in Control and Termination.”

Recoupment Policy Relating to Unearned Incentive Compensation

If the Board, or an appropriate committee thereof, has determined that any fraud, negligence, or intentional misconduct by a Named Executive Officer and certain other officers was a significant contributing factor to us having to restate all or a portion of our financial statement(s), the Board or committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud, negligence, or intentional misconduct. The Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the officer after January 1, 2007, cause the cancellation of restricted or deferred stock awards and outstanding stock options, and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been materially lower than the amount actually awarded. In addition, the Board may dismiss the officer, authorize legal action, or take such other action to enforce the officer’s obligations to us as it may deem appropriate in view of all the facts surrounding the particular case.

Board Process

The Compensation Committee has reviewed the aggregate amounts and mix of all components of the CEO’s and the other Named Executive Officers’ compensation, including base salary, annual incentive compensation, long-term incentive compensation, accumulated (realized and unrealized) stock option and restricted stock gains, the value to the executive and cost to the Company of all perquisites and other personal benefits, the earnings and accumulated obligations under the Company’s non-qualified deferred compensation plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under several potential severance and change-in-control scenarios. A tally sheet setting forth all the above components was prepared and reviewed affixing dollar amounts under the various payout scenarios for the CEO and the other named executive officers.

Based on the review process set out above, the Compensation Committee finds the CEO’s and other Named Executive Officers’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

EXECUTIVE COMPENSATION

The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO, CFO, and the next three highest paid executive officers of the Company and its subsidiaries during 2006.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Harold M. Korell	2006	500,000	772,375	531,091	783,937	1,553,625	93,039	483,842	4,717,909
President, Chief Executive
Officer and Chairman of the Board
Greg D. Kerley	2006	310,000	311,340	236,512	349,707	788,660	41,011	205,635	2,242,865
Executive Vice President
and Chief Financial Officer
Richard F. Lane	2006	310,000	296,772	237,243	349,707	803,228	26,284	179,457	2,202,691
Executive Vice President,
Southwestern Energy Company and President, SEECO, Inc., and Southwestern Energy Production Company(1)
Mark K. Boling	2006	275,000	204,349	127,722	207,093	390,651	20,185	153,818	1,378,818
Executive Vice President and
General Counsel
John D. Thaeler	2006	228,000	340,600	53,225	75,033	164,400	18,023	196,849	1,076,130
Senior Vice President,
SEECO, Inc.(1)

(1)	Southwestern Energy Production Company and SEECO, Inc. are wholly-owned subsidiaries of the Company.

(2)	The amounts stated in this column constitute the discretionary portion of the annual incentive cash awards made to each Named Executive Officer under the Incentive Compensation Plan based on the Compensation Committee’s evaluation of each officer’s performance. The portion of each bonus based upon performance criteria is included under column heading “Non-Equity Incentive Plan Compensation.” Additional details about the annual incentive awards are provided under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

(3)	The amounts relate to restricted stock and options awarded to each Named Executive Officer pursuant to the Stock Plan, as described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Stock Plan” and predecessor plans as detailed under “Equity Compensation Plans.” The dollar amounts stated for the restricted stock and options reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123(R) and thus may include amounts from awards granted in and prior to 2006. The assumptions utilized in the calculation of these amounts are set forth in Footnote 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2006. Additional information regarding restricted stock and option awards made in 2006 can be found below in the table entitled “Grants of Plan-Based Awards.”

(4)	The amounts stated in this column represent, (a) the portion of the annual incentive compensation bonus based upon performance measures as discussed above, and (b) the total estimated payout earned during 2006 on the performance units awarded to each NEO in 2003 pursuant to the Performance Unit Plan. The PUP Plan is described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives — Performance Unit Plan.”

(5)	The amounts stated in this column represent the aggregate increase in actuarial value for each NEO for the period from December 31, 2005 through December 31, 2006 under both the Pension Plan and the SERP. As discussed in the “Pension Benefits” table below, executives do not earn or accrue above-market or preferential earnings on their accounts under the Non-Qualified Plan. The Pension Plan, the SERP and the Non-Qualified Plan are described in more detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Health, Welfare and Retirement Benefits.”

(6)	The amounts stated in this column include Company matching funds for the 401(k) and Non-Qualified Plans, life insurance premiums, car allowance, tax gross-up payments relating to restricted stock received in 2006 and moving and relocation expenses. The amounts also include supplemental medical payments, executive physical, financial and estate planning, club membership fees, country club fees for the CEO, personal and spousal travel, and other perquisites received in 2006, none of which individually exceeded $25,000. The following table provides additional detail regarding the amounts in this column:

Incremental Cost of All Other Compensation Provided
to Named Executive Officers in 2006

	401(k) and			Tax Gross	Moving
	Non-Qualified	Life	Car	Up	and	All Other
	Matching	Insurance	Allowance	Payments	Relocation	Items	Total
Name	($)	($)	($)	($)	($)	($)	($)

Harold M. Korell	22,500	4,089	7,380	396,557	—	53,316	483,842
Greg D. Kerley	13,950	2,542	7,380	136,229	—	45,534	205,635
Richard F. Lane	13,950	2,542	7,380	136,229	—	19,356	179,457
Mark K. Boling	12,375	2,247	7,380	103,805	—	28,011	153,818
John D. Thaeler	10,260	1,871	7,380	146,904	21,482	8,952	196,849

Grants of Plan-Based Awards

			(c)	(d)	(e)	(f)
(a)	(b)							(g)	(h)	(i)	(j)	(k)	(l)	(m)
											All Other	All Other
											Stock	Option		Grant Date
								Estimated Future Payouts			Awards:	Awards:	Exercise or	Fair Value
			Estimated Future Payouts Under					Under Equity Incentive			Number of	Number of	Base Price	of Stock
			Non-Equity Incentive Plan Awards					Plan Awards			Shares of	Securities	of Option	and Option
	Grant		Threshold	Target	Maximum	Units		Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date(1)		($)	($)	($)	(#)		(#)	(#)	(#)	Units	Options	($/sh)(2)	($)(3)

Harold M. Korell	—		450,000	900,000	1,800,000	900	(4)	—	—	—	—	—	—	—
	12/11/2006	(5)	—	—	—	—		—	—	—	17,000	—	—	691,390
	12/11/2006	(6)	—	—	—	—		—	—	—	—	61,000	40.67	1,088,990
	—	(7)	825,000	825,000	1,237,500	—		—	—	—	—	—	—	—

Greg D. Kerley	—		175,000	350,000	700,000	350	(4)	—	—	—	—	—	—	—
	12/11/2006	(5)	—	—	—	—		—	—	—	5,840	—	—	237,513
	12/11/2006	(6)	—	—	—	—		—	—	—	—	21,850	40.67	390,073
	—	(7)	368,500	368,500	552,750	—		—	—	—	—	—	—	—

Richard F. Lane	—		175,000	350,000	700,000	350	(4)	—	—	—	—	—	—	—
	12/11/2006	(5)	—	—	—	—		—	—	—	5,840	—	—	237,513
	12/11/2006	(6)	—	—	—	—		—	—	—	—	21,850	40.67	390,073
	—	(7)	368,500	368,500	552,750	—		—	—	—	—	—	—	—

Mark K. Boling	—		133,500	267,000	534,000	267	(4)	—	—	—	—	—	—	—
	12/11/2006	(5)	—	—	—	—		—	—	—	4,450	—	—	180,982
	12/11/2006	(6)	—	—	—	—		—	—	—	—	16,640	40.67	297,062
	—	(7)	297,000	297,000	445,500	—		—	—	—	—	—	—	—

John D. Thaeler	—		95,000	190,000	380,000	190	(4)	—	—	—	—	—	—	—
	12/11/2006	(5)	—	—	—	—		—	—	—	3,170	—	—	128,924
	12/11/2006	(6)	—	—	—	—		—	—	—	—	11,860	40.67	211,728
	—	(7)	180,000	180,000	270,000	—		—	—	—	—	—	—	—

(1)	As discussed in more detail below and (a) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Long-Term Incentives,” on December 11, 2006, the Compensation Committee granted each NEO long-term incentives which were split between restricted stock, options, and performance units; and, (b) as discussed above under “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan,” short-term cash incentives through the Incentive Compensation Plan.

(2)	All stock options granted in 2006 have an exercise price based on the “Fair Market Value” of the Company’s common stock on the date of grant. The “Fair Market Value,” as defined in the Stock Plan, is “the closing sales price on the immediately preceding business day of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading.”

(3)	The dollar value stated for the restricted stock and options reflect the number of shares granted in 2006 multiplied by the fair market value in accordance with SFAS 123(R). The assumptions utilized in the calculation of these amounts are set forth in Footnote 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2006.

(4)	The performance units were issued under the PUP Plan. Each performance unit has a threshold ($500/unit), target ($1,000/unit), and maximum ($2,000/unit) payout amount based on the attainment of certain performance objectives. The performance units awarded in 2006 will vest ratably over a period of three years from the date of grant, and payout occurs at the end of the three-year period.

(5)	The amounts reflect the number of shares of restricted stock granted to each NEO under the Stock Plan. The shares of restricted stock vest ratably over a period of four years from the date of grant, or immediately upon death, disability, normal retirement, or a “change in control.”

(6)	The stock options were granted under the Stock Plan. All options vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon death, disability, normal retirement or a “change in control.” Options expire seven years from the date of grant, but may expire earlier upon termination of employment.

(7)	Pursuant to the Incentive Compensation Plan, the Compensation Committee determined the annual target bonus level on each NEO for the 2007 fiscal year on December 11, 2006. The incentive bonus awards are paid annually based on the attainment of corporate organization performance measures and the performance of the NEO, and are calculated as a percentage amount of each NEO’s annual salary. The incentive bonus awards are discussed in further detail under the heading “Compensation Discussion and Analysis — Total Compensation and Allocation Among Components — Total Cash Compensation — Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive Plan						Awards:	Payout
				Awards:						Number of	Value of
	Number of	Number of		Number of			Number of		Market	Unearned	Unearned
	Securities	Securities		Securities			Shares or		Value of	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of		Shares or	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option		Stock that		Units of	Rights that	Rights that
	Options	Options		Unearned	Exercise	Option	Have Not		Stock that	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Have Not	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		Vested ($)(1)	(#)	($)

Harold M. Korell	392,336	—		—	1.50	12/16/2009	—		—	—	—
	746,220	—		—	1.86	12/14/2010	—		—	—	—
	93,508	—		—	2.41	12/20/2011	—		—	—	—
	345,096	—		—	2.87	12/11/2012	—		—	—	—
	244,720	—		—	5.29	12/10/2013	22,990	(2)	805,800	—	—
	97,948	48,972	(3)	—	12.45	12/9/2011	22,680	(4)	794,934	—	—
	20,320	40,640	(5)	—	35.49	12/8/2012	12,870	(6)	451,094	—	—
	—	61,000	(7)	—	40.67	12/11/2013	17,000	(8)	595,850	—	—

Greg D. Kerley	77,992	—		—	1.86	12/14/2010	—		—	—	—
	76,040	—		—	2.87	12/11/2012	—		—	—	—
	108,359	—		—	5.29	12/10/2013	11,960	(2)	419,198	—	—
	39,572	19,788	(3)	—	12.45	12/9/2011	9,160	(4)	321,058	—	—
	7,904	15,806	(5)	—	35.49	12/8/2012	5,003	(6)	175,355	—	—
	—	21,850	(7)	—	40.67	12/11/2013	5,840	(8)	204,692	—	—

Richard F. Lane	55,000	—		—	1.50	12/16/2009	—		—	—	—
	109,512	—		—	1.86	12/14/2010	—		—	—	—
	75,000	—		—	2.41	12/20/2011	—		—	—	—
	200,000	—		—	2.87	12/11/2012	—		—	—	—
	127,280	—		—	5.29	12/10/2013	11,960	(2)	419,198	—	—
	39,572	19,788	(3)	—	12.45	12/9/2011	9,160	(4)	321,058	—	—
	7,904	15,806	(5)	—	35.49	12/8/2012	5,003	(6)	175,355	—	—
	—	21,850	(7)	—	40.67	12/11/2013	5,840	(8)	204,692	—	—

Mark K. Boling	30,000	—		—	2.60	1/1/2012	—		—	—	—
	13,162	—		—	2.87	12/11/2012	—		—	—	—
	40,504	—		—	5.29	12/10/2013	5,640	(2)	197,682	—	—
	9,612	9,612	(3)	—	12.45	12/9/2011	4,440	(4)	155,622	—	—
	5,644	11,286	(5)	—	35.49	12/8/2012	3,578	(6)	125,409	—	—
	—	16,640	(7)	—	40.67	12/11/2013	4,450	(8)	155,973	—	—

John D. Thaeler	12,400	—		—	2.27	10/11/2009	—		—	—	—
	28,000	—		—	1.86	12/14/2010	—		—	—	—
	21,000	—		—	2.41	12/20/2011	—		—	—	—
	39,000	—		—	2.87	12/11/2012	—		—	—	—
	25,320	—		—	5.29	12/10/2013	2,380	(2)	83,419	—	—
	4,800	4,800	(3)	—	12.45	12/9/2011	2,220	(4)	77,811	—	—
	1,920	3,840	(5)	—	35.49	12/8/2012	1,215	(6)	42,586	—	—
	—	11,860	(7)	—	40.67	12/11/2013	3,170	(8)	111,109	—	—

(1)	The market value of the unvested shares was calculated using the New York Stock Exchange closing stock price on December 29, 2006, of $35.05 per share.

(2)	Restricted stock granted on December 10, 2003, under the 2000 Plan vests at the rate of 25% per year, with a remaining vesting date of 12/10/2007.

(3)	Stock options granted on December 9, 2004 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with a remaining vesting date of 12/9/2007.

(4)	Restricted stock granted on December 9, 2004 under the Stock Plan vests at the rate of 25% per year, with remaining vesting dates of 12/9/2007 and 12/9/2008.

(5)	Stock options granted on December 8, 2005 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with remaining vesting dates of 12/8/2007, and 12/8/2008, or immediately upon death, disability, normal retirement or a “change in control.”

(6)	Restricted stock granted on December 8, 2005 under the Stock Plan vests at the rate of 25% per year, with remaining vesting dates of 12/8/2007, 12/8/2008, and 12/8/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(7)	Stock options granted on December 11, 2006 under the Stock Plan vest and become exercisable at the rate of 33 1/3% per year, with vesting dates of 12/11/2007, 12/11/2008, and 12/11/2009, or immediately upon death, disability, normal retirement or a “change in control.”

(8)	Restricted stock granted on December 11, 2006 under the Stock Plan vests at the rate of 25% per year, with vesting dates of 12/11/2007, 12/11/2008, 12/11/2009, and 12/11/2010, or immediately upon death, disability, normal retirement or a “change in control.”

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)(1)	($)(2)	(#)	($)(3)

Harold M. Korell	321,696	11,161,642	76,920	3,098,462
Greg D. Kerley	313,921	10,725,042	38,097	1,533,891
Richard F. Lane	184,288	4,940,774	38,367	1,544,661
Mark K. Boling	38,000	1,291,864	18,462	743,510
John D. Thaeler	22,400	536,384	7,825	315,177

(1)	Includes the following number of shares which were exercised and held by each NEO: 126,396 shares, Mr. Korell; 118,921 shares, Mr. Kerley; 184,288 shares, Mr. Lane; 20,000 shares, Mr. Boling; and 22,400, Mr. Thaeler.

(2)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price multiplied by the number of shares acquired on exercise, regardless of whether the shares were held.

(3)	The aggregate dollar value realized upon vesting of restricted stock based upon the closing price of the stock on the vesting date.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Harold M. Korell	Pension Plan	10	305,266	—
	Supplemental Retirement Plan	10	335,865	—
Greg D. Kerley	Pension Plan	17	337,504	—
	Supplemental Retirement Plan	17	111,334	—
Richard F. Lane	Pension Plan	9	127,372	—
	Supplemental Retirement Plan	9	27,607	—
Mark K. Boling	Pension Plan	5	69,818	—
	Supplemental Retirement Plan	5	12,830	—
John D. Thaeler	Pension Plan	7	90,287	—
	Supplemental Retirement Plan	7	460	—

(1)	The change in the actuarial present value of the NEO’s accumulated benefit from the prior year is included in Column “h” of the “Summary Compensation Table” and calculated utilizing a discount rate of 6.00% and the 1994 Group Annuity Monthly Tables.

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Company sponsors the Southwestern Energy Company Pension Plan (the “Pension Plan”) and the Southwestern Energy Supplemental Retirement Plan (the “SERP”). The purpose of the Pension Plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The purpose of the SERP is to provide employees with the pension benefits they would have received if the Pension Plan were not subject to certain IRS limitations. Executives do not earn or accrue above-market or preferential earnings on their accounts.

Benefits under the Pension Plan and SERP are earned based upon (a) 1.5% of the compensation earned multiplied by the number of years of credit service, frozen as of January 1, 1998, and (b) an additional monthly benefit equal to the amount provided by the cash balance provision of the Pension Plan as discussed in “Health, Welfare and Retirement Benefits.” Employees are required to complete at least 1,000 hours of service per year and are vested in the Pension Plan and SERP after five years. Participants in the SERP will receive credit for three additional years of service upon a change in control.

For purposes of determining benefits under the Pension Plan and the SERP, the employee’s base salary or wages are utilized. No bonus payments or other forms of compensation are factored in when determining benefits. Early retirement is available for employees who attain age 55 and have completed five years of service. However, since the accumulated benefits in the table above can be paid via a lump sum, the practical effect is that any employee who completes five years of service may leave the Company and take their pension benefit in a lump sum.

Non-Qualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year-End
Name	($)	($)(1)	($)	($)	($)

Harold M. Korell	73,917	12,525	154,797	—	2,370,665
Greg D. Kerley	6,188	4,022	(21,406)	—	922,494
Richard F. Lane	230,938	4,022	79,375	—	1,227,720
Mark K. Boling	148,938	2,428	15,093	—	218,565
John D. Thaeler	52,410	345	(17,265)	—	1,024,925

(1)	Amount included in Column “i” of the “Summary Compensation Table.”

As noted above in “Health, Welfare and Retirement Benefits” in Compensation Discussion and Analysis, the Southwestern Energy Company Non-Qualified Retirement Plan (the “Non-Qualified Plan”) was established to allow eligible employees to defer income and receive a match on the same basis as the 401(k) Plan. Participants in the Non-Qualified Plan may defer all or a portion of their annual salary or annual incentive payments. The Non-Qualified Plan is not considered to be a “funded” plan under IRS rules, and as such, the participants are deemed to be general creditors of the Company.

Investment selections are requested by the participants and generally mirror the investment choices and timing of any investment changes as in the 401(k) Plan. No above-market or preferential earnings are paid on any of the balances. Withdrawals may only be made upon the participant’s termination, retirement, death or disability.

Potential Payouts Upon Change in Control and Termination

Based on a hypothetical termination date of December 31, 2006, the change in control payments to our Named Executive Officers would have been as follows:

	Total Potential Change-in-Control Payments
	Mr. Korell	Mr. Kerley	Mr. Lane	Mr. Boling	Mr. Thaeler

Base Salary	$1,495,000	$926,900	$926,900	$822,250	$456,000
ICP Bonus(1)	3,631,875	1,611,690	1,597,120	1,070,630	659,600
Health & Welfare Benefits	64,451	87,879	49,808	90,945	78,507
Additional Retirement Benefits	183,885	90,028	55,688	49,313	40,980
Perquisites	65,487	60,486	61,068	62,043	30,000

Subtotal	5,440,698	2,776,983	2,690,584	2,095,181	1,265,087
Fair market value of accelerated equity compensation	6,421,444	2,617,495	2,617,495	1,538,899	783,404
Tax gross-up	0	0	1,479,015	939,444	600,165

TOTAL	$11,862,142	$5,394,478	$6,787,094	$4,573,524	$2,648,656

(1)	Includes the current year discretionary portion of the ICP target bonus plus the portion of the ICP payable in the event the payment provisions of the Severance Agreement are triggered.

As discussed above in “Severance and Other Change in Control Benefits,” the Company has severance agreements in place with the NEO’s that provide severance benefits in the event of a change in control. The table above is based upon a change in control and the employee is terminated for “cause” or voluntarily leaves for “good reason” (a “double trigger”) as of the last day of 2006. The base salary and ICP bonus are calculated based on (i) for our SVP-SEECO, the product of 2.0 and the sum of base salary as of the termination date plus the maximum bonus opportunity available to him under the Incentive Compensation Plan and (ii) for each of the other Named Executive Officers, the product of 2.99 and the sum of base salary as of the executive’s termination date plus the maximum bonus opportunity under the Incentive Compensation Plan. The health and welfare benefits, additional retirement benefits and perquisites, are assumed to continue for three years as provided in the severance agreement and are calculated using 2006 amounts. The calculation of the fair market value of accelerated equity compensation utilizes the Company’s stock price as December 31, 2006 for stock options and restricted stock, and includes the unpaid performance units at their target level. The tax gross-up amount is an estimate of what would be reimbursed to the NEO for the so-called “parachute” tax of Section 280G of the Internal Revenue Code. The provisions of Section 280G of the Internal Revenue Code are complex and the resulting tax is heavily fact-dependent. Proper tax planning may be available to reduce or eliminate the amounts owed in the event of a “change in control.”

OUTSIDE DIRECTOR COMPENSATION

On April 27, 2006, the Board of Directors approved the fees to be paid to each director who is not an employee of the Company based upon the recommendation of E&Y, the Compensation Committee’s independent compensation consultant. The fees include an annual retainer fee of $50,000; an Audit Committee Chairman annual retainer of $10,000; an annual retainer fee for the Chairman of each of the Compensation Committee and the Nominating and Governance Committee of $6,000; an annual retainer fee for the Chairman of the Retirement Committee Chairman of $2,000; an annual retainer fee for the Presiding Director of $6,000; a fee of $1,200 for each Board, Compensation Committee, Nominating and Governance Committee, and Retirement Committee meeting attended; a fee of $1,250 for each Audit Committee attended; and a fee of $500 for each telephonic meeting. During 2006, the Board of Directors held six meetings; the Audit Committee, Compensation Committee, and Retirement Committee each held four meetings; and the Nominating and Governance Committee held two meetings. Mr. John Paul Hammerschmidt retired as a director of the Company effective upon the expiration of his term on May 25, 2006 and, in connection with his retirement, the Board of Directors accelerated the vesting of Mr. Hammerschmidt’s unvested restricted stock and options. Our non-employee directors received the following amounts:

Fees Earned or Paid in Cash to Outside Directors in 2006

							Nominating
		Presiding					and				Subsidiary	Company
	Annual	Director	Audit		Compensation		Governance		Retirement		Board	Board
	Retainer	Fee	Committee		Committee		Committee		Committee		Meetings	Meetings	Total
Name	($)	($)	($)		($)		($)		($)		($)	($)	($)

Lewis E. Epley, Jr.	41,667	—	—		—		8,400	(1)	4,800		1,200	7,200	63,267
John Paul Hammerschmidt	12,500	—	—		2,400		—		2,400		—	3,600	20,900
Robert L. Howard	41,667	6,000	5,000		4,800		2,400		—		1,200	7,200	68,267
Vello A. Kuuskraa	41,667	—	5,000		10,800	(2)	—		—		1,200	7,200	65,867
Kenneth R. Mourton	41,667	—	15,000	(3)	4,800		2,400		2,400		1,200	7,200	74,667
Charles E. Scharlau	41,667	—	—		—		—		6,800	(4)	1,200	7,200	56,867

(1)	Includes $6,000 annual retainer fee paid to Mr. Epley as Chairman of the Nominating and Governance Committee.

(2)	Includes $6,000 annual retainer fee paid to Mr. Kuuskraa as Chairman of the Compensation Committee.

(3)	Includes $10,000 annual retainer fee paid to Mr. Mourton as Chairman of the Audit Committee.

(4)	Includes $2,000 annual retainer fee paid to Mr. Scharlau as Chairman of the Retirement Committee.

Directors received total compensation as indicated in the table below for fiscal year 2006, including long-term incentive compensation in the form of restricted stock and stock options:

Total Outside Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)

Lewis E. Epley, Jr.	63,267	39,147	101,960	—	—	29,434	233,808
John Paul Hammerschmidt	20,900	54,028	829,542	—	—	—	904,470
Robert L. Howard	68,267	39,147	101,960	—	—	20,661	230,035
Vello A. Kuuskraa	65,867	14,813	51,624	—	—	23,861	156,165
Kenneth R. Mourton	74,667	13,950	61,825	—	—	23,189	173,631
Charles E. Scharlau	56,867	39,147	101,960	—	—	34,005	231,979

(1)	Included in this column are an annual retainer fee, lead director fee, committee chairman fees, committee meeting fees, and regular Board meeting fees. Additional details regarding these payments can be found in the table above entitled “Fees Earned or Paid in Cash to Outside Directors in 2006.”

(2)	The dollar amounts stated for the restricted stock and options reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123(R) and thus may include amounts from awards granted in and prior to 2006. The assumptions utilized in the calculation of these amounts are set forth in Footnote 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year-ended December 31, 2006. In connection with Mr. Hammerschmidt’s retirement as a director on May 25, 2006, the Board of Directors accelerated the vesting of his unvested options and unvested restricted stock.

(3)	The amounts indicated in this column include director and spouse travel expenses and tax gross-up payments relating to restricted stock received in 2006 by all outside directors, health insurance provided by the Company for Messrs. Epley, Mourton, and Scharlau, and the use of an office, computer and telephone provided to Mr. Scharlau.

The total annual compensation (i.e. total cash compensation plus long-term incentive compensation) paid to each outside director in 2006 was based upon total compensation received by outside directors at 14 peer group companies as provided by the independent compensation consultants and was set at the 70th percentile for 2006 (“Baseline Compensation”). The amount of the long-term incentive compensation payable each year is equal to the difference between (i) Baseline Compensation and (ii) the total cash payable to outside directors for such year. The value of the total long-term incentive compensation payable in 2006 was allocated 50% to stock option awards and 50% to restricted stock awards, with the number of options and shares awarded being determined by reference to the market value of the Company’s stock on the date of the award. Each director serving as of December 11, 2006 was granted 800 shares of restricted stock and options to purchase 3,000 shares of the Company’s common stock at an exercise price of $40.67 per share. The shares will vest at the rate of 25% on the anniversary of the grant date over a period of four years, except in the cases of Messrs. Epley, Howard and Scharlau, whose shares are subject to immediate full vesting if they should elect\to retire from the Board of Directors. All of the restricted stock grants will immediately fully vest upon a “change in control” or the death or disability of a director. The stock options will vest at the rate of 33 1/3% on the anniversary of the grant date over a period of three years, except in the cases of Messrs. Epley, Howard and Scharlau, whose shares are subject to immediate full vesting if they should elect to retire from the Board of Directors. All of the option grants will immediately fully vest upon a “change in control” or the death or disability of a director.

The aggregate number of stock awards and option awards outstanding at fiscal year-end for each director is set out in the table below:

Outstanding Equity Awards at Fiscal Year-End

	Number of Securities	Number of Securities
	Underlying	Underlying	Number of Shares or
	Unexercised Options	Unexercised Options	Units of Stock that
	(#)	(#)	Have Not Vested
Name	Exercisable	Unexercisable	(#)

Lewis E. Epley, Jr.	173,502	15,128	2,438
Robert L. Howard	173,502	15,128	2,438
Vello A. Kuuskraa	29,502	15,128	2,438
Kenneth R. Mourton	269,502	15,128	2,438
Charles E. Scharlau	501,502	15,128	2,438

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee

VELLO A. KUUSKRAA, CHAIRMAN
ROBERT L. HOWARD
KENNETH R. MOURTON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2006 are named above under the caption “Compensation Committee Report,” each of whom is a non-employee director. During 2006, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal offices not later than November 27, 2007. Any stockholder submitting a proposal intended to be brought before the 2008 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive offices not less than 50, nor more than 75, days prior to the called meeting date. If less than 45 days’ notice of the Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the Annual Meeting date was mailed. The Company’s by-laws require that notices of stockholder proposals contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

CONFIDENTIAL VOTING

The Company has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, all proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of the Company, entitled to vote at any annual or special meeting and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or stockholders of the Company except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation; (iv) in the event a stockholder has made a written comment on a proxy card or ballot, or (v) if a stockholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote. Notwithstanding the foregoing, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a stockholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the stockholders making the comments. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of the policy and shall sign a statement acknowledging receipt of the policy and the obligation to comply with it. The policy does not operate to impair free and voluntary communication between the Company and its stockholders, including the disclosure by stockholders of the nature of their votes.

OTHER BUSINESS

While the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the meeting, the Company’s management has no knowledge of any matters to be presented for action by stockholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Stockholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company’s principal executive offices no later than the close of business on April 12, 2007. The Company’s by-laws require that this notice must contain certain information about any proposal and the proposing stockholder. A copy of the relevant by-law provisions may be obtained by contacting Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, (281) 618-4700.

Any stockholder who has not received a copy of the Company’s Annual Report and Form 10-K may obtain a copy free of charge by contacting Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032.

By Order of the Board of Directors

MARK K. BOLING
Executive Vice President,
General Counsel & Secretary

Dated: March 28, 2007

EXHIBIT A

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.	Statement of Principles

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. As set forth in this Policy, unless a type of service has received the pre-approval of the Audit Committee as set forth in the appendices to this Policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor.

In making its pre-approval determinations, the Audit Committee will consider whether the applicable services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may add or subtract to the list of pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II.	Delegation

As provided in the SEC’s rules, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.	Audit Services

Although the fee levels for the annual Audit services engagement are included as items 1 and 2 on Appendix A to this Policy, the actual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee as set forth in an engagement letter executed by the chairman of the Audit Committee and the independent auditor. Audit services shall include the annual financial statement audit (including required quarterly

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reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, and may include subsidiary audits and equity investment audits. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has pre-approved the Audit services identified as items 3, 4 and 5 on Appendix A. All other Audit services not listed on Appendix A must be separately pre-approved by the Audit Committee.

IV.	Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

The Audit Committee has pre-approved the Audit-related services on Appendix B. All other Audit-related services not listed on Appendix B must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Therefore, the Audit Committee believes it may grant pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Controller or outside counsel to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services on Appendix C.  All Tax services involving large and complex transactions not listed on Appendix C must be separately pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

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VI.	All Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

The Audit Committee has not yet pre-approved any services in the “All Other” category. At such time (if ever) that the Audit Committee elects to pre-approve any such services by the independent auditor, the same shall be described on Appendix D. Permissible All Other services not listed on Appendix D must be separately pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts by more than ten percent (10%) will require specific pre-approval by the Audit Committee. The pre-approved fee levels set forth in the Appendices to this Policy do not include out-of-pocket expenses incurred by the independent auditor.

The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII.	Procedures

All requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this Policy that comes to the attention of the internal auditor or any member of management.

The Audit Committee will also review the internal auditor’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX.	Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor its methods and procedures for ensuring independence.

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APPENDIX A

Pre-Approved Audit Services for the Audit of December 31, 2006
Financial Statements and Other Audit Services for Fiscal Year 2007

Dated: October 23, 2006

Service	Range of Fees

1. Audit of the Company’s consolidated financial statements and attestation report on internal controls for the year ended December 31, 2006	$617,500
2. Interim reviews of the Company’s quarterly financial statements for each of the three quarters ended March 31, 2007, June 30, 2007 and September 30, 2007	$95,000
3. Statutory audits or financial audits for subsidiaries or affiliates of the Company	$20,000
4. Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	$25,000
5. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)	$10,000

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APPENDIX B

Pre-Approved Audit-Related Services for the Audit of December 31, 2006
Financial Statements and Other Audit-Related Services for Fiscal Year 2007

Date: October 23, 2006

Service	Range of Fees

1. Due diligence services pertaining to potential business acquisitions/dispositions including review of financial statements, financial data and records, and discussions with acquiree/acquiror finance and accounting personnel	$20,000
2. Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)	$10,000
3. Subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements	$20,000
4. Closing balance sheet audits pertaining to dispositions	$20,000

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APPENDIX C

Pre-Approved Tax Services for Tax Returns for Year Ended December 31, 2006
and Other Tax Services for Fiscal Year 2007

Dated: October 23, 2006

Service	Range of Fees

1. U.S. federal, state and local tax planning and advice on mergers, acquisitions and restructurings	$10,000
2. U.S. federal, state and local tax assistance responding to requests from the company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting	$10,000
3. Review of federal, state and local income, franchise, and other tax returns, including consultations regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the company	$22,000
4. Assistance with tax audits and appeals before the IRS and similar state and local agencies, as requested by the company’s tax department	$10,000

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APPENDIX D

Pre-Approved All Other Services for Fiscal Year 2007

Dated: October 23, 2006

Service	Range of Fees

None Pre-Approved	N/A

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EXHIBIT 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contributions-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

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EXHIBIT B

AUDIT COMMITTEE CHARTER

I.	Statement of Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services functions; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

II.	Organization

A. Charter.  At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members.  The Committee shall be comprised of at least three (3) members. The members of the Committee shall be appointed by the Board of Directors, on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also designate a Committee Chairperson. All Committee members shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. Committee members shall not simultaneously serve on the audit committees of more than two (2) other public companies. Committee members may be removed by the Board of Directors.

C. Meetings.  In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. The Committee shall meet as often as it determines, but not less frequently than quarterly. Additional meetings may be scheduled as required. The Committee shall meet periodically with management, the internal auditors (or internal audit service providers) and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

D. Quorum; Action by Committee.  A quorum at any Committee meeting shall be at least two (2) members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E. Agenda, Minutes and Reports.  The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

F. Performance Evaluation.  The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

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III.	Responsibilities

The following shall be the principal responsibilities of the Committee:

A. Engagement of Independent Auditors.  The Committee shall have the sole authority to engage the independent auditors and shall oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

B. Determination as to Independence and Performance of Independent Auditors.  The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the internal auditor (or internal audit service provider) and shall obtain and review a report by the independent auditors describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent auditors with respect to any such issues, and (iv) all relationships between the independent auditors and the Company. The Committee shall ensure the rotation of the audit partners as required by applicable law and listing standards. Any selection of the auditors by the Committee may be subject to shareholders’ approval, as determined by the Board of Directors.

C. Determination as to Performance of Internal Auditors.  The Committee shall discuss with the internal auditor (or internal audit service provider) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor (or internal audit service provider) and the independent auditors (i) the Company’s major risk exposures (whether financial, operating or otherwise), (ii) the steps management has taken to monitor and control such exposures (including the Company’s risk assessment and risk management policies) and manage legal compliance programs, and (iii) such other considerations as may be relevant to their respective audits. The Committee shall review with management and the independent auditors, management’s annual internal control report, including any attestation of same by the independent auditors. Management and the internal auditor (or internal audit service provider) shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

D. Pre-Approval of Audit and Non-Audit Services.  The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, all as required by applicable law or listing standards and subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

E. Review of Disclosure Controls and Procedures.  The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s

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conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

F. Review of Annual SEC Filings.  The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosure in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

G. Review of Quarterly SEC Filings and Other Communications.  The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100.

H. Review of Certain Matters with Internal and Independent Auditors.  The Committee shall review periodically with management, the internal auditor (or internal audit service provider) and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

I. Consultation with Independent Auditors.  The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed”, regardless of materiality.

J. Preparation of Report for Proxy Statement.  The Committee shall produce the report required to be included in the Company’s annual proxy statement regarding the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

K. Establishment of “Whistleblowing” Procedures.  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

L. Review of Legal and Regulatory Compliance.  The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that

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raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Business Conduct Guidelines or Code of Ethics. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

M. Review of Certain Transactions with Directors and Related Parties.  The Committee shall review periodically, but not less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

N. Compliance with Business Conduct Guidelines and Code of Ethics; Grant of Waivers.  The Committee shall review annually a summary of compliance with the Company’s Business Conduct Guidelines and Code of Ethics. The Committee shall be responsible for recommending to the full Board whether and on what terms to grant to any Director or executive officer a waiver of the Company’s Business Conduct Guidelines or Code of Ethics. The decision to grant to any Director or executive officer a waiver of the Company’s Business Conduct Guidelines or Code of Ethics shall be made by the Board of Directors.

O. Access to Records, Consultants and Others.  The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor (or internal audit service providers) or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, for the purpose of rendering or issuing an audit report, and to any other advisors or consultants employed by the Committee.

P. Delegation.  The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Q. Other Delegated Responsibilities.  The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

IV.	Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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EXHIBIT C

COMPENSATION COMMITTEE CHARTER

I.	Statement of Purpose

The Compensation Committee (the “Committee”) is a standing committee of the Board of Directors. The purpose of the Committee is to discharge the responsibility of the Board of Directors relating to all aspects of compensation of the Company’s executive officers and such other executive management level employees as the Committee may determine (collectively, “management”) and related matters. The Committee shall review and discuss the disclosures under “Compensation Discussion and Analysis” and related sections of the Company’s annual proxy statement (the “CD&A”) with management and prepare a recommendation to the Board of Directors regarding inclusion of the CD&A in the Company’s annual report on Form 10-K and proxy statement. The Committee shall also prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

II.	Organization

A. Charter.  At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members.  The Committee shall be comprised of at least three (3) members. The members of the Committee shall be appointed by the Board of Directors, on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also designate a Committee Chairperson. All Committee members shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange, the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Committee members may be removed by the Board of Directors.

C. Meetings.  In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. Additional meetings may be scheduled as required.

D. Quorum; Action by Committee.  A quorum at any Committee meeting shall be at least two (2) members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E. Agenda, Minutes and Reports.  The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors with respect to its activities.

F. Performance Evaluation.  The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.	Responsibilities

The following shall be the principal responsibilities of the Committee:

A. Compensation Philosophy and Performance Goals and Objectives.  The Committee shall review and approve periodically, but no less frequently than annually, the Company’s compensation philosophy and performance goals and objectives in relation to compensation of the Chief Executive Officer and other

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members of management. Such a review shall include an evaluation of the balance between short-term compensation, long-term incentives and perquisites. The Committee shall evaluate the performance of the Chief Executive Officer and other management in light of the Company’s compensation philosophy and these performance goals and objectives.

B. Compensation Levels of Named Executive Officers.  The Committee shall annually review and determine the compensation level (including base and incentive compensation) and direct and indirect benefits of the Chief Executive Officer and each person required to be identified as a “Named Executive Officer” in the Company’s annual proxy statement. In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s performance, the individual’s performance, relative shareholder return (or other criteria) during such periods as the Committee may deem appropriate, the value of similar incentive awards to persons holding comparable positions at comparable companies and the awards given to management in prior years. The Chairperson of the Committee shall be responsible for communicating to the Chief Executive Officer the evaluation of the performance of the Chief Executive Officer that was conducted by the outside Directors of the Company and the level of compensation approved for the Chief Executive Officer.

C. Compensation Levels of Other Management Members.  The Committee shall annually review and determine the compensation level (including base and incentive compensation) of the other management members taking into account the recommendations of the Chief Executive Officer.

D. Post-Service Arrangements.  The Committee shall evaluate the post-service arrangements and benefits of the Chief Executive Officer and other management and their reasonableness in light of practices at comparable companies and any benefits received by the Company in connection with such arrangements.

E. Incentive Compensation Plans.  The Committee shall make recommendations to the Board of Directors with respect to the establishment and terms of incentive compensation plans and equity-based plans and shall administer such plans, including determining any awards to be granted to executives under any such plan implemented by the Company.

F. Compliance.  The Committee shall review executive officer compensation for compliance with Section 16 of the Securities Exchange Act of 1934, as amended and Section 162(m) of the Internal Revenue Code, as each may be amended from time to time, and any other applicable laws, rules and regulations.

G. Evaluation of Compensation Program.  The Committee shall review on a periodic basis the operation of the Company’s compensation program to evaluate its coordination and execution and shall recommend to the Board of Directors steps to modify compensation programs that provide benefits or payments that are not reasonably related or are disproportionate to the benefits received by the Company.

H. Director Compensation and Perquisites.  The Compensation Committee shall not be responsible for director compensation, which shall be the responsibility of the Nominating and Governance Committee.

I. Access to Records, Consultants and Others.  The Committee shall have the ultimate authority and responsibility to obtain advice and assistance, as needed from internal or external legal counsel, accounting firms, compensation specialists or other advisors to assist in determining appropriate compensation levels for the Chief Executive Officer or other management, with the sole authority to retain, terminate and negotiate the terms and conditions of the assignment. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may also request that any officer or other employee of the Company, including the Company’s senior compensation or human resources executives, the Company’s outside counsel or any other person meet with any members of, or advisors to, the Committee.

J. Annual Compensation Committee Report.  The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations.

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K. Delegation.  To the extent consistent with Section 16 of the Exchange Act, Section 162(m) of the Internal Revenue Code and other applicable law, the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

L. Other Delegated Responsibilities.  The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

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EXHIBIT D

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Statement of Purpose

The Nominating and Governance Committee (the “Committee”) is a standing committee of the Board of Directors. The purpose of the Committee is to discharge the responsibility of the Board of Directors relating to (i) the identification of individuals qualified to become members of the Board of Directors, (ii) the recommendation to the Board of the director nominees for each Annual Meeting of Shareholders, (iii) the consideration and periodic reporting to the Board on all matters relating to the selection, qualification and compensation of members of the Board and candidates nominated to the Board, (iv) the development and recommendation to the Board of a set of corporate governance guidelines applicable to the Company and (v) the review of the overall corporate governance structure of the Company and the recommendation of any proposed changes regarding the Company’s corporate governance practices.

II.	Organization

A. Charter.  At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members.  The Committee shall be comprised of at least three (3) members. The members of the Committee shall be appointed by the Board of Directors. The Board of Directors shall also designate a Committee Chairperson. All Committee members shall meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange. Committee members may be removed by the Board of Directors.

C. Meetings.  In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. Prior to the Annual Meeting of Shareholders each year, the Committee shall meet to determine the individuals to be recommended to the Board as nominees for election to the Board. The Committee may also meet from time to time to consider and make such other recommendations regarding the composition of the Board and the Company’s governance practices as the Committee may consider necessary or appropriate.

D. Quorum; Action by Committee.  A quorum at any Committee meeting shall be at least two (2) members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E. Agenda, Minutes and Reports.  The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

F. Performance Evaluation.  The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.	Responsibilities

The following shall be the principal responsibilities of the Committee:

A. Director Selection Criteria.  The Committee shall establish criteria for selecting new Directors, which shall reflect at a minimum any requirements of applicable law or listing standards, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity.

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B. Director Recruitment.  The Committee shall consider (in consultation with the Chief Executive Officer) and recruit candidates to fill positions on the Board of Directors, including as a result of the removal, resignation or retirement of any Director, an increase in the size of the Board of Directors or otherwise. The Committee shall also review any candidate recommended by the shareholders of the Company in light of the Committee’s criteria for selection of new Directors. As part of this responsibility, the Committee shall be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board of Directors and such candidate’s compliance with the independence and other qualification requirements established by the Committee.

C. Reconsideration of Directors for Re-Election.  In connection with its annual recommendation of a slate of nominees, the Committee shall assess the contributions of those Directors selected for re-election, and shall at that time review its criteria for Board candidates in the context of the Board evaluation process and other perceived needs of the Board. Final approval of any candidate shall be determined by the full Board of Directors.

D. Recommendation to Board.  The Committee shall recommend the Director nominees for approval by the Board of Directors and the shareholders.

E. Governance Guidelines.  The Committee shall recommend to the Board of Directors corporate governance guidelines (the “Corporate Governance Guidelines”) addressing, among other matters, the size, composition and responsibilities of the Board of Directors and its committees, including its oversight of management and consultations with management. The Corporate Governance Guidelines shall be reviewed not less frequently than annually by the Committee, and the Committee shall make recommendations to the Board of Directors with respect to changes to the Guidelines.

F. Director Compensation.  The Committee shall review the compensation of the Board members for service as a Director or member of any committee of the Board of Directors and make recommendations to the Board concerning such compensation. In considering Director compensation and perquisites, the Committee may take into consideration the relative responsibilities of Directors serving on the Board and its various committees. The Committee may request that management report to the Committee periodically on the status of the Board’s compensation and perquisites in relation to other similarly situated companies.

G. Advice as to Committee Membership and Operations.  The Committee shall advise the Board of Directors with respect to the charters, structure and operations of the various committees of the Board of Directors and qualifications for membership thereon, including policies for removal of members and rotation of members among other committees of the Board of Directors. The Committee shall also make recommendations to the Board of Directors regarding which Directors should serve on the various committees of the Board.

H. Evaluation of Board and Senior Management.  The Committee shall oversee the evaluation of the Board of Directors and senior executive officers of the Company and recommend to the Board guidelines and procedures to be used in evaluating the Board and management. In discharging this responsibility, the Committee shall solicit comments from all Directors and report annually to the Board on the results of the evaluation.

I. Succession Planning.  The Committee shall review periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by senior executive officers of the Company and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

J. Access to Records, Consultants and Others.  In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain outside consultants to advise the Committee. The Committee shall have the ultimate authority and responsibility to engage or terminate any outside consultant with respect to the identification of Director candidates and the nomination of members to the Board of Directors and to approve the terms of any such engagement and the fees of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee.

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K. Shareholder Proposals.  The Committee shall review and make recommendations to the Board regarding any shareholder proposals that relate to corporate governance.

L. Delegation.  The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

M. Other Delegated Responsibilities.  The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

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. NNNNNNNNNNNN 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Local Time, on May 9, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Lewis E. Epley, Jr. 02 — Robert L. Howard 03 — Harold M. Korell 04 — Vello A. Kuuskraa 05 — Kenneth R. Mourton 06 — Charles E. Scharlau For Against Abstain 2. The ratification of the appointment of 3. To transact such other business as may properly come before PricewaterhouseCoopers LLP (“PwC”) to serve as the the meeting or any adjournment or adjourments thereof. Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN6 1 B V 0 1 2 9 6 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00P77E

. Dear Shareholder, Shareholders of Southwestern Energy Company can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include: DirectService Investment Program Shareholders may purchase or sell Southwestern Energy Company stock directly through the Program rather than dealing with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Shareholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others. Vote-by-Internet Shareholders may vote their shares via the Internet by following the directions on the reverse side of this card. Votes may be cast via Internet up until 11:59 p.m. on the day before the Annual Meeting. Internet Account Access Shareholders may access their accounts on-line at www.computershare.com. Through Account Access you will have the ability to view your holdings, request address changes, certify tax identification numbers, and buy or sell shares. Transfer Agent Contact Information Computershare Trust Company, N.A. Telephone Inside the USA: (800) 446-2617 P.O. Box 43069 Telephone Outside the USA: (781) 575-2723 Providence, RI 02940-3069 TDD/TYY for Hearing Impaired (800) 952-9245 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Southwestern Energy Company 2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125 HOUSTON, TEXAS 77032 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designed on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 16, 2007, at the Annual Meeting of Shareholders to be held on May 10, 2007, or any adjournment or adjournments thereof. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of the nominees and FOR proposal 2. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

. NNNNNNNNNNNN NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Lewis E. Epley, Jr. 02 - Robert L. Howard 03 — Harold M. Korell 04 — Vello A. Kuuskraa 05 — Kenneth R. Mourton 06 — Charles E. Scharlau For Against Abstain For Against Abstain 2. The ratification of the appointment of 3. To transact such other business as may properly come before PricewaterhouseCoopers LLP (“PwC”) to serve as the the meeting or any adjournment or adjourments thereof. Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, trustee, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 2 9 6 6 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00P78E

. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Southwestern Energy Company 2350 N. SAM HOUSTON PARKWAY EAST, SUITE 125 HOUSTON, TEXAS 77032 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of Substitution, and hereby authorizes them to represent and to vote, as designed on the reverse side, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 16, 2007, at the Annual Meeting of Shareholders to be held on May 10, 2007, or any adjournment or adjournments thereof. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the election of the nominees and FOR proposal 2.